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                                                                    Exhibit 99.8

                                     SECOND
                              RESTATED AND AMENDED
                          LOAN AND SECURITY AGREEMENT

         JACO ELECTRONICS, INC. ("Jaco"), a New York corporation and NEXUS CUSTOM ELECTRONICS, INC. ("Nexus"), a New Jersey corporation (collectively referred to as "Debtor"), each with a principal place of business at the addresses listed on the signature pages hereof, The Bank of New York Commercial Corporation in its capacity as a Lender, with its principal place of business also as listed on the signature pages hereof ("BNYCC"), each other financial institution from time to time a party to this Agreement (hereafter BNYCC and such other financial institutions may be referred to individually as a "Lender" or alternatively as a "Secured Party" and collectively, as the "Lenders" or alternatively, the "Secured Parties"), and BNYCC as agent for the Lenders (in such capacity and any successor appointed in accordance with the terms hereof, the "Agent"), each hereby agree as follows:

         Upon this Second Restated and Amended Loan and Security Agreement ("Agreement") becoming effective, in accordance with the terms and provisions set forth below, this Agreement shall restate and amend in its entirety, without any interruption or break in continuity, the Restated and Amended Loan and Security Agreement between BNYCC and Debtor dated April 25, 1995 (which in turn restated and amended in its entirety, also without any interruption or break in continuity, the Loan and Security Agreement - Accounts Receivable and Inventory between BNYCC and Jaco dated January 20, 1989) and the Security Agreement between BNYCC and Nexus dated March 11, 1994.

         1. As used herein, the following terms shall have the following meanings:

                 "ABR Loan" means the Loan or any portion thereof bearing interest at a rate determined by reference to the Alternate Base Rate.

                 "Account or "Accounts" shall mean and include all accounts, accounts receivable, contract rights, chattel paper, instruments, notes, drafts, acceptances, and all other debts, obligations and liabilities in whatever form owing to Debtor from any person, firm, corporation or other legal entity whether now existing or hereafter arising or acquired.

                 "Account Debtor" shall mean any person, firm, corporation or other legal entity who is obligated on any Account.

                 "Accounts Receivable Borrowing Base" shall mean 85% of the net outstanding amount of Reported Accounts, exclusive of Slow Accounts, after deducting therefrom all payments, adjustments and credits applicable thereto less such reasonable reserves as Agent may deem reasonably necessary and proper. The Accounts Receivable Borrowing Base may be changed by Agent from time to time in its reasonable discretion subject to Paragraph 22 hereof as among Lenders and Agent,, such change to be effective, upon thirty (30) days written notice to Debtor. Whenever the Accounts Receivable Borrowing Base is used as a measure of loans, it shall be computed as of, and the loans referred to shall be those reflected in the Debtor's Loan Account at, the time in question.

                 "Agent" shall have the meaning set forth in the introductory paragraph of this Agreement.

                 "Agent ABR Loan" shall have the meaning set forth in Paragraph 4(c) of this Agreement.

                 "Aggregate Maximum Loan Amount" shall mean the total principal Maximum Loan Amounts applicable to all of the Lenders hereunder on a cumulative basis as the same may be reduced pursuant to paragraph 5(b)(v) hereof.

                 "Agreement" shall have the meaning set forth in the second paragraph hereof.

                 "Alternate Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate in effect on such day or (ii) the Federal Funds Rate in effect on such day plus 1/2 of 1%.

                 "Bank" means The Bank of New York.

                 "Business Day" means (a) any day other than a day on which commercial banks in New York are authorized or required by law to close and (b) relative to the making, continuing, prepaying or repaying of any LIBO Rate Loans, any day on which dealings in dollars are carried on in the London interbank eurodollar market.

                 "Closing Date" means the date on which all of the following shall have occurred: (a) all of the parties hereto have executed this Agreement and have delivered the same to the Agent and all other Conditions Precedent in relation to the initial Loans have been completed to the Lenders' satisfaction; and (b) NatWest Bank N.A. ("NatWest") BNYCC, the Agent and the Debtor have each executed and delivered an Assignment and Acceptance Agreement substantially in the form of Exhibit C hereto and NatWest has also fully funded, in immediately available funds, its initial Pro Rata Share of the outstanding Obligations hereunder as of said Closing Date.

                 "Collateral" shall have the meaning set forth in Paragraph 2 hereof.

                 "Conditions Precedent" shall mean with respect to the making of Loans under this Agreement, those conditions precedent more fully described in Paragraph 13 hereof.

                 "Continuation Notice" means a notice of continuation duly executed by an authorized officer of the Debtor substantially in the form of Exhibit A hereto.

                 "Contract Rate" means an interest rate per annum equal to (A) in the case of LIBO Rate Loans, (i) the applicable LIBO Rate plus (ii) two and one-half percent (2.5%) or (B) in the case of all other Loans, the Alternate Base Rate.

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                                       1


                 "Credit Exposure" means an amount determined for each Lender, equal to the aggregate principal amount of the Loans owing to such Lender plus the aggregate unutilized amounts of such Lender's Maximum Loan Amount, provided, however, that if any Lender shall have failed to pay its Pro Rata Share of any Loans hereunder to the Agent when due and such Loans have been advanced by the Agent to the Debtor, such Lender's Credit Exposure attributable to the Pro Rata Share not so paid, shall be deemed to be held by the Agent for purposes of this definition.

                 "Debtor's Loan Account" shall mean the account on the records of the Agent in which shall be recorded the Loans and any other advances or extension(s) of credit made by the Agent and/or any of the Lenders to or for the benefit of the Debtor pursuant to this Agreement, including without limitation in respect of any Letters of Credit and/or the Term Loans, any payments made on such Loans, and other appropriate debits and credits all made pursuant to, or as provided by, this Agreement or any other agreement made between or concerning any of the Secured Parties, on the one hand and Debtor, on the other hand.

                 "Deficiency Loan" shall have the meaning set forth in Paragraph 4(d) of this Agreement.

                 "Dollars" and the symbol "$" means dollars constituting legal tender for the payment of public and private debts in the United States of America.

                 "Eligible Equipment" shall mean Equipment purchased by Debtor which Agent has determined at the time of such purchase in its sole and
reasonable discretion to be eligible.   Equipment shall not be deemed eligible
unless such Equipment was purchased after January 1, 1995, is subject to a first perfected security interest in favor of Agent, on behalf of the Secured Parties and with respect to which Debtor has requested that Agent deem it eligible.

                 "Eligible Assignee" means a commercial bank organized under the laws of the United States, or any state thereof, having a combined capital and surplus of at least One Hundred Million Dollars ($100,000,000), an entity that is primarily engaged in the business of commercial lending, having a combined capital surplus of at least One Hundred Million Dollars ($100,000,000), or an entity acceptable to the Agent, whose acceptance shall not be unreasonably withheld.

                 "Eligible Inventory" shall mean Inventory; valued at the lower of cost or market, consisting of current saleable finished goods, which conforms to the representations and warranties contained herein and which at all times continues to be acceptable to the Agent in its sole and reasonable discretion, less work-in-process if any, supplies (other than raw materials), goods not located in the United States of America, returned or rejected goods of customers unless the same are undamaged and resalable in the normal course of business, goods returned to the Debtor's suppliers, goods in transit to third parties, and less any reserves required by the Agent, in its sole and reasonable discretion, for special order goods, market value declines and bill and hold (deferred shipment) or consignment sales goods to the extent that such consignment sales goods (A) do not comply with the provisions of Paragraph 3(c)(ii) hereof or (B) do comply but exceed $1,500,000 in the aggregate valued at the lower of cost or market.

                 "Equipment" shall mean equipment, machinery, furniture, fixtures, dies, tools and other tangible personal property of Debtor, wherever located and whether now owned or hereafter acquired by the Debtor and all accessions and attachments to and replacements of or relating to the foregoing.

                 "Equipment Borrowing Base" shall mean 80% of the invoice cost of Eligible Equipment, provided that for purposes of calculating the Equipment Borrowing Base, the invoice cost of each piece of Eligible Equipment shall be deemed to be reduced by 2% for each month following its date of purchase. The Equipment Borrowing Base may be changed by Agent from time to time in its reasonable discretion, subject to Paragraph 22 hereof as among Lenders and Agent, such change to be effective upon thirty (30) days written notice to Debtor.

                 "Event of Default" shall have the meaning set forth in Paragraph 19 hereof.

                 "Federal Funds Rate" means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day, the average of quotations for such day on such transactions received by the Bank from three Federal funds brokers of recognized standing selected by the Bank.

                 "General Intangibles" shall mean all general tangibles as defined in Article 9 of the Uniform Commercial Code of the State of New York now owned or hereafter acquired, whether now existing of hereafter arising, including without limitation, all trademarks, patents, copyrights, service marks, brand names, trade names, trade styles, together with the goodwill of the business represented thereby, all claims for moneys due (including tax refunds) from any federal, state or municipal government, agency or subdivision thereof or taxing authority and all excess pension funds.

                 "Interest Period" means, relative to any Loan constituting a LIBO Rate Loan, the period beginning on (and including) the date on which such LIBO Rate Loan is made or continued as, or converted into, a LIBO Rate Loan pursuant to Paragraph 4 and shall end on (but exclude) the day which numerically corresponds to such date one, two, or three months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), in either case as the Debtor may select in its relevant notice pursuant to Paragraph 4(c)(ii) hereof; provided, however, that

                 (a) the Debtor shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than five different dates;

                 (b) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and
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                                       2


                 (c) no Interest Period may end later than the last day of the Term.

                 "Inventory" shall mean all now owned hereafter acquired and wherever located goods, merchandise and other personal property which are held for sale or lease or to be furnished under contracts of service or held as raw materials, work in process or finished goods and supplies or materials used or consumed in Debtor's business or used in connection with the manufacture, packing, shipping, advertising or furnishing of such goods.

                 "Inventory Borrowing Base" shall mean 60% of Debtor's Eligible Inventory. The Inventory Borrowing Base may be changed by Agent from time to time in its reasonable discretion subject to Paragraph 22 hereof as among Agent and Lenders, such change to be effective upon thirty (30) days written notice to Debtor.

                 "Letter of Credit Agreement" shall mean that certain Letter of Credit and Security Agreement executed by Jaco in favor of BNYCC on January 20, 1989, as the same has been or may be amended, supplemented, extended, modified or restated from time to time.

                 "Letters of Credit" shall mean all letters of credit issued pursuant to the Letter of Credit Agreement.

                 "Letter of Credit Fee" shall mean the fee due the Agent on behalf of the Lenders with respect to Letters of Credit issued pursuant to the Letter of Credit Agreement.

                 "LIBO Rate" means, relative to the Interest Period for a LIBO Rate Loan, the rate of interest equal to the average (rounded upwards, if necessary, to the nearest 1/100th of 1%) per annum rate, determined by the LIBOR Office (each such determination to be conclusive and binding absent manifest error), at which Dollar deposits in immediately available funds are being, have been, or would be offered to or quoted by the Agent to major banks, through its LIBOR Office, in the London interbank market for eurodollar deposits, as at or about 11:00 a.m. two Business Days immediately preceding the first day of such Interest Period, for delivery on the first day of such Interest Period, and in an amount approximately equal to the amount of the LIBO Rate Loan and for a period approximately equal to such Interest Period.

                 "LIBO Rate Loan" means the Loan or any portion thereof bearing interest, at all times during the Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the LIBO Rate (Reserve Adjusted).

                 The "LIBO Rate (Reserve Adjusted)" means, relative to the Loan or any portion thereof to be made, continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) determined pursuant to the following formula:

        LIBO Rate          =                        LIBO Rate
                                          -----------------------------
(Reserve Adjusted)                        1.00-LIBOR Reserve Percentage

The LIBO Rate (Reserve Adjusted) for the Interest Period for a LIBO Rate Loan will be determined by the Secured Party on the basis of the LIBOR Reserve Percentage in effect two Business Days before the first day of such Interest Period.

                 "LIBOR Office" means the office of the Agent at 48 Wall Street, New York, New York or such other office of the Agent as designated from time to time by the Agent, whether or not outside the United States.

                 "LIBOR Reserve Percentage" means, for any day, that percentage (expressed as a decimal) which is in effect from time to time, equal to the maximum aggregate reserve requirements (including without limitation all basic, emergency, supplemental, special, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the Federal Reserve Board and then applicable to assets or liabilities consisting of and including "Eurocurrency Liabilities," as currently defined in Regulation D of the Federal Reserve Board or any successor regulation (or against any other category of liabilities that includes deposits by reference to which the interest rate of LIBO Rate Loans is determined), having a term approximately equal or comparable to such Interest Period and applicable to the Bank, whether or not any Lender has any Eurocurrency Liabilities subject to such requirements, without benefit of credits or pro-rations, exceptions or offsets that may be available from time to time to the Agent.

                 "Loan" or "Loans" means any extensions of credit hereunder; without limiting the foregoing, "Loans" shall additionally include the Term Loans and the Letters of Credit unless the context herein otherwise requires.

                 "Maximum Loan Amount" shall mean for each Lender, the principal amount set forth beneath the signature of each Lender hereunder set forth on the signature page hereof, as the same may be reduced pursuant to paragraph 5(b)(v) hereof.

                 "Mortgage" shall mean the Commercial Mortgage executed on March 11, 1994 and delivered by Nexus to BNYCC with respect to the Real Property, as the same has been or may be amended, supplemented, extended, modified or restated from time to time including, without limitation the Mortgage Modification and Assignment Agreement among Debtor and Lenders, executed contemporaneously herewith.

                 "Obligations" shall mean any and all debts, liabilities and obligations of Debtor to the Agent, whether in its capacity as Agent or on behalf of any of the Lenders hereunder and/or to any of the Secured Parties hereunder, including without limitation any and all Loans, (including, without limitation, Letters of Credit and/or Term Loans), as well as any and all other debts, liabilities and obligations of Debtor to the Agent, in its capacity as Agent, or on behalf of any of the Lenders and/or to any of the Secured Parties of every kind and description, however arising, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including without limitation, the obligations and liabilities of Debtor under the Term Loan Notes, under the Letter of Credit Agreement, under any guaranty(ies) or indemnity(ies) given or to be given in favor of Agent and/or any Lender and further including, without limitation, all interest, fees, reasonable charges and reasonable expenses (including reasonable attorneys' fees and expenses).
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                                       3


                 "Overadvances" shall have the meaning set forth in paragraph 4(d) hereof.

                 "Permitted Liens" means (i) liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business securing sums not overdue; (ii) liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, relating to employees, securing sums (a) not overdue or (b) being diligently contested in good faith provided that adequate reserves with respect thereto are maintained on the books of Debtor in conformity with GAAP; (iii) liens in favor of the Agent and/or the Secured Parties; (iv) liens for taxes (a) not yet due or (b) being diligently contested in good faith provided that adequate reserves with respect thereto are maintained on the books of the Debtor in conformity with GAAP; (v) liens placed upon Equipment acquired after April 25, 1995 and the proceeds thereof to secure a portion of the purchase price thereof, provided that any such lien shall not encumber any other property of Debtor (it being understood that Agent and/or the Secured Parties will upon Debtor's request provide UCC-3 Financing Statements releasing its lien on such Equipment and the proceeds thereof); and
(vi) liens specified on Schedule 1 hereto.

                 "Prime Rate" means the prime commercial lending rate of the Bank as publicly announced in New York, New York to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate. This rate of interest is determined from time to time and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged to any particular class or category of customers.

                 "Pro Rata Share" means with respect to each Lender at any time, such Lender's share of the total amount of all outstanding Loans, Letters of Credit and Term Loans, and is expressed as a percentage equivalent to a fraction where the numerator thereof is the Maximum Loan Amount of such Lender and the denominator thereof is the Aggregate Maximum Loan Amount of all Lenders, as the same may be adjusted pursuant to Paragraphs 4(c) and/or 4(d) of this Agreement.

                 "Real Property" shall mean the property located at Prospect Street, Brandon, VT 05733.

                 "Reported Account" shall mean any Account arising out of the sale of merchandise or rendition of services which Debtor has reported to Agent in accordance with Paragraph 6.

                 "Required Lenders" shall mean at any time Lenders then holding, in the aggregate, Pro Rata Shares totalling at least sixty-six and two thirds percent (66 2/3%) of the aggregate Credit Exposure of all Lenders on such date.

                 "Secured Party(ies)" shall have the meaning set forth in the introductory paragraph of this Agreement.

                 "Settle" shall mean the provisions hereof in respect of the Agent and the Lenders settling matters between or among each of them on a particular Settlement Date.

                 "Settlement Date" shall mean the date, weekly and more frequently, at the discretion of the Agent, that the Agent and the Lenders shall settle the outstanding balance of all Loans (inclusive of all ABR Loans, LIBO Rate Loans, Letters of Credit, and Term Loans) between or among themselves in order that Agent shall not have any funds at risk (beyond BNYCC's Pro Rata Share thereof in its capacity as a Lender hereunder, as contrasted with its capacity as Agent hereunder) and so that on such Settlement Date the Lenders will each have their respective Pro Rata Share of all Loans (including, without limitation, ABR Loans, LIBO Rate Loans, Letters of Credit and Term Loans); provided, however, in accordance with Paragraph 4(c)(ii), the "Settlement Date" applicable to any LIBO Rate Loan requested by the Debtor (and which is not a request for continuation of or conversion into a LIBO Rate Loan) shall be the third Business Day following the date on which the Debtor requests the Agent to incur such a Loan under this Agreement; and further provided however, that each Settlement Date for a Lender shall be a Business Day on which such Lender is open for business.

                 "Slow Account" shall mean any Reported Account with respect to which any of the following has occurred:

                  (i) all or a substantial part of the property or services giving rise to the Reported Account is returned, rejected or repossessed, or lost or damaged;

                 (ii) any merchandise or other dispute has arisen (it being understood that such Account shall be a Slow Account only to the extent of the amount of such dispute);

                (iii)   the Account Debtor has become insolvent;

                 (iv) payment on such Reported Account is unpaid more than 90 days from invoice date;

                  (v) all Reported Accounts due from the same Account Debtor if 50% or more of all unpaid invoices due from such Account Debtor remain unpaid more than 90 days from invoice date; or

                  (vi) in Agent's reasonable discretion the Account may not be used in computing the Accounts Receivable Borrowing Base.

         In the event of any dispute as to whether a Reported Account has become a Slow Account, the reasonable decision of Agent made in accordance with this definition shall control.

                 "Subsidiary" shall mean any corporation of which more than 50% of the outstanding shares of stock of each class having ordinary voting power is at the time owned by Debtor and/or one or more of its subsidiaries.

"Term" shall have the meaning set forth in Paragraph 21 hereof.
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                                       4


                 "Term Loans" shall mean the Loans made by Secured Party to Debtor as evidenced by the Term Loan Notes.

                 "Term Loan Notes" shall mean the six separate promissory notes issued by Debtor to the order of the Agent on behalf of each Lender, substantially in the forms attached hereto as Exhibits B-1 through and including B-6 respectively, which evidence and which without any interruption or break in continuity, amend and restate in their entirety, upon the terms and conditions therein more fully described, those three certain promissory notes initially issued by Debtor to the order of BNYCC (i) dated as of June 1, 1989 in the original principal amount of $3,000,000; (ii) dated as of March 31, 1990 in the original principal amount $5,000,000; and (iii) dated as of March 11, 1994 in the original principal amount of $1,500,000.


         2. To secure the full and timely payment and performance of Debtor's Obligations, Debtor hereby grants to the Agent, for itself and for the ratable benefit of the Secured Parties (and wherever in this Agreement, the terms "ratable", "ratably", "pro rata" or the like may be used, such terms shall mean such portion as may be determined by reference to that particular Lender's Pro Rata Share), a first priority security interest in all of the following personal property (all herein referred to as the "Collateral"):

                 (a) all Accounts of Debtor whether now existing or hereafter arising or acquired, including, without, limitation, Reported Accounts, all guarantees, securities and liens for payment of any Account, all right, title and interest of Debtor in the merchandise which gave rise to any Account, including the rights of reclamation and stoppage in transit, all rights of an unpaid seller of merchandise or service, and all rights of Debtor earned or yet to be earned under contracts with any Account Debtor;

                 (b) all Inventory of Debtor now owned or hereafter acquired, including without limitation all of Debtor's contract rights with respect thereto and all documents representing the same;

                 (c) all General Intangibles of Debtor now existing or hereafter arising or acquired;

                 (d) all returned, rejected or repossessed goods whether now owned or hereafter acquired which were Inventory before sale;

                 (e)      all sums at any time due from any Lender to Debtor;

                 (f) all instruments, documents, policies and certificates of insurance, securities, goods, choses in action, cash or other property owned by Debtor or in which Debtor has an interest, which now or hereafter are at any time in possession or control of any Lender or in transit by mail or carrier to or from any Lender in the possession of any third party acting in any Lender's behalf, without regard to whether any Lender received the same in pledge, for safekeeping, as agent for collection or transmission, or otherwise or whether any Lender has conditionally released the same;

                 (g) all Equipment, excluding Equipment subject to liens described in clause (v) of the definition of Permitted Liens and the proceeds thereof;

                 (h) all proceeds of the foregoing, including, without limitation, proceeds of policies of fire, credit or other insurance; and

        (i) all books, records, ledger sheets, and other records relating to the foregoing.

         The Agent for itself and on behalf of the Lenders shall have the right
(y) at any time to apply any or all of the proceeds of the Accounts against any and all Obligations, excluding the Term Loan which is evidenced by those notes attached hereto as Exhibits B-5 and B-6, which notes in turn amend and restate in their entirety, upon the terms and conditions therein more fully described, that certain Term Loan Note to the order of BNYCC dated as of March 11, 1994 in the original principal amount of $1,500,000 (such amended and restated notes herein collectively, the "$1,500,000 Term Loan"), provided that any application of the proceeds of Accounts which (i) is made prior to the occurrence of an Event of Default and (ii) is not made at the direction of Borrower, and which application results in the payment of a LIBO Rate Loan prior to the last day of an Interest Period with respect thereto shall not result in the required payment by Debtor to Lender of any penalty or premium or loss or expense pursuant to Paragraph 5(g). hereof, and (z) upon an Event of Default, to apply any or all of the proceeds of the Collateral against any and all Obligations including the $1,500,000 Term Loan, whether or not, in either case, other security held by the Agent and/or any of the Lenders is considered by any of them to be adequate.

         The Agent may, subject to Paragraph 22(b) hereof as among Lenders and Agent, in its sole discretion, on behalf of itself and/or the other Lenders, exchange, waive, or release any of the Collateral, without affecting the Obligations or the Lenders' right to take any other action with respect to any other Collateral. Debtor agrees to safeguard, protect and hold all Inventory and Equipment for the Secured Parties' account and to make no disposition thereof except in the regular course of business as herein provided. Until the occurrence of an Event of Default any Inventory may be sold and shipped by the Debtor to its customers in the ordinary course of business, on open account and on terms currently being extended by the Debtor to their customers, provided that the proceeds of all sales (including cash, Accounts, checks, notes, instruments for the payment of money and similar proceeds) are forthwith transferred, endorsed and turned over and delivered to the Agent. Upon the occurrence of an Event of Default and until such time as such Event of Default is waived or cured to the Required Lenders' reasonable satisfaction no further disposition shall be made of the Inventory and/or Equipment without the Agent's prior written approval. Upon and following the occurrence of an Event of Default (i) cash sales or sales of Inventory in which a lien upon, or security interest in, Inventory or Equipment is retained by the Debtor, shall be made by the Debtor only with the approval of the Agent and the proceeds of such sales shall not be commingled with the Debtor's other property, but shall be segregated, held by the Debtor in trust for the Agent on behalf of the Lenders, as the Agent's exclusive property, and shall be delivered immediately by the Debtor to the Agent in the identical form received; (ii) upon the sale, exchange, or other disposition of Inventory, as herein provided, the security interest in the Debtor's Inventory provided for herein shall, without any break in continuity or interruption and without further formality or act, continue in and attach to all proceeds, of every type or nature and (iii) as to any such sale, exchange or other disposition, the Agent, on behalf of the Lenders, shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation.
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                                       5


The rights and security interests granted herein to the Agent, on behalf of the Lenders, shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that the account of the Debtor may from time to time be temporarily in a credit position, until the final payment in full to the Agent and the Lenders of all Obligations and the termination of this Agreement. To the extent that the Obligations are now or hereafter secured by any assets or property other than the Collateral, or by the guarantee, endorsement, assets or property of any other person, then the Agent shall have the right in its sole discretion, to determine which rights, security interests, liens, or remedies the Agent shall at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way modifying or affecting any of them, or any of the rights of the Agent or any Lender hereunder.

Any balances to the credit of Debtor and any other property or assets of Debtor in the possession of the Agent and/or the Lenders may be held by the Agent or the Lenders, as the case may be, as security for any Obligations and upon the occurrence and during the continuance of an Event of Default, applied in whole or partial satisfaction of such Obligations subject to Paragraph 23(b) hereof. The liens and security interests granted herein and any other lien or security interest the Agent or the Lenders may have in any other assets of the Debtor shall secure payment and performance of all now existing and future Obligations. The Agent may in its sole discretion charge any or all of the Obligations to the account of the Debtor when due.

In addition to the foregoing, the Debtor authorizes the Lenders and each of the Lenders shall have the right, without notice, upon the occurrence and during the continuance of an Event of Default to set-off and apply against any and all property held by, or in the possession of the Lenders, the Obligations due the Lenders, subject to Paragraph 23(b) hereof.

         3. For the purpose of inducing each of the Lenders to make Loans to Debtor, Debtor hereby warrants, represents, covenants and guarantees to Agent and each Lender, which warranties, representations, covenants and guarantees shall survive the execution and delivery of this Agreement and shall be deemed repeated and confirmed with respect to each of the Loans made by, and with respect to each of the Letters of Credit issued, extended or confirmed with the assistance of Agent or any of the Lenders hereunder:

                 (a) Debtor is duly organized and existing under the laws of its state of incorporation and licensed or qualified to do business in all other states in which the laws thereof require Debtor to be so qualified and/or licensed, and the execution, delivery and performance of this agreement and any security agreement, notes, guarantees or other agreements or instruments delivered in connection herewith are within Debtor's corporate powers, have been authorized, and are not in contravention of law or the terms of Debtor's charter, bylaws, or other incorporation papers, or of any indenture, agreement or undertaking to which Debtor is a party or by which it or its assets are bound;

                 (b) to the extent that Debtor has knowledge or should have knowledge, any Account reported by Debtor to Agent as a Reported Account will be a good and valid Account representing an undisputed bona fide indebtedness of an Account Debtor to Debtor; and no agreement under which any deduction or discount may be claimed has been or will be made with the Account Debtor on any Account except as shown on the statement or invoice furnished to Agent with reference thereto;

                 (c) the Inventory is either (i) in the possession of Debtor at the locations listed on Schedule 3(c) hereto or (ii) on the premises of Account Debtors with respect to which Agent, on behalf of the Secured Parties, has been given notice of such fact, has been given UCC-1 Financing Statements executed by Debtor as, consignor and Account Debtor as consignee with assignments of the UCC-1 financing statements to Agent for filing in such locations, and the location thereof will not be changed without prior written notice given by the Debtor to Agent, on behalf of the Secured Parties in each and every instance provided, however, that the failure to comply with this subsection 3(c)(ii) shall result in an Event of Default only to the extent that it affects Inventory with an aggregate value, at lower of cost or market, of $1,500,000;

                 (d) upon the occurrence and during the continuance of an Event of Default, the Agent on behalf of the Secured Parties shall, at all times, have the right to (i) take possession of any of the Collateral and to maintain such possession on Debtor's premises, at the expense of the Debtor, by use of a custodian or custodians in such a manner as the Agent on behalf of the Secured Parties may elect and (ii) at the expense of the Debtor, to remove the Collateral or any part thereof to such other place or places as the Agent on behalf of the Secured Parties may from time to time select;

                 (e) Debtor is and will be the lawful owner of all Collateral and has now and will in the future have the right to pledge, sell, assign and transfer the same and grant a security interest in any of the Collateral except for Permitted Liens;

                 (f) the Collateral is and will continue to be free and clear of all liens, claims, security interests and encumbrances except for Permitted Liens, and Debtor will warrant and defend all Collateral against the claims and demands of all persons;

                 (g) all representations made by Debtor to Agent and/or any of the Lenders with reference to the description, content or valuation of any and all of the Collateral are and will continue to be true and correct in all material respects; the sale of all Inventory which gives rise to an Account shall, subject to the terms of Paragraph 3(c)(ii), be an absolute sale and not on consignment or approval, and all such inventory shall have been the absolute property of Debtor, free of liens and other encumbrances, and Debtor shall not have received the same on consignment or approval; all service which gave rise to an account shall have actually been performed; all invoices, records, notes, documents of title, shipping and delivery receipts and any an all other instruments, memoranda and documents presented or delivered to the Agent, on behalf of the Secured Parties shall be valid and genuine; and

                 (h) Debtor will promptly notify Agent on behalf of the Secured Parties of any material change from the date hereof in Debtor's own financial status or a material adverse change which is known or should be known to Debtor in the status of any Account Debtor, or in the condition of the Inventory and/or Equipment, or in the collectability of any Account, including all material claims, rejections, reductions, returns and adjustments by Account Debtors. Debtor will comply with the terms and conditions of any leases covering the premises where Inventory or Equipment is located and any other order, ordinances, laws or statutes of any city, state or governmental department having jurisdiction with respect to such premises or the conduct of business thereon. If Inventory shipped on any Account is returned, Debtor may sell said Inventory in the ordinary course of business; however, upon an Event of Default and during the continuance thereof, at the request of the Agent made on behalf of the Secured Parties, Debtor shall hold the same segregated in trust for the Agent for the benefit of the Secured Parties, subject to its exclusive disposition, and shall, at Debtor's expense, deliver the same to the Agent on behalf of the Secured Parties, or to such place or places as the Agent on behalf of the Secured Parties may designate.

         4.      (a)      Subject to the terms of this Agreement and provided
that there does not exist, at the time of any request of Debtor to Agent, an Event of Default or an event which with the giving of notice or the passage of time or both would become an Event of Default, each Lender severally agrees, upon any such request, to make Loans to Debtor hereunder, on a revolving basis from time to time and which the Debtor may borrow, repay and reborrow during the Term hereof, provided that the sum of all such Loans inclusive of all Obligations under or in connection with Letters of Credit and the Term Loans, shall not be in excess of such Lender's Pro Rata Share of the lesser of (i) the Aggregate Maximum Loan Amount or (ii) the sum of (A) the Accounts Receivable Borrowing Base plus (B) the lesser of (x) the Inventory Borrowing Base or (y) $15,000,000; plus (C), the lesser of (x) the Equipment Borrowing Base or (y) $500,000; plus (D) the amount outstanding under the $1,500,000 Term Loan but only for so long as the Term Loan is secured by the Mortgage. The aggregate unpaid principal amount advanced under the Inventory Borrowing Base shall not at any time exceed 60% of the aggregate unpaid principal amount advanced hereunder less, the unpaid principal amount at such time, of the $1,500,000 Term Loan, provided that for the purpose of such calculation the unpaid principal amount advanced hereunder (less the then outstanding balance of $1,500,000 Term Loan) advanced hereunder shall be deemed to have been advanced first against the maximum amount available at such time under the Accounts Receivable Borrowing Base. Notwithstanding anything to the contrary contained herein the indebtedness evidenced by the Term Loan Notes constitutes term loans.

                 (b) The total amount of Loans outstanding shall include, without limitation, the sum of the aggregate face amount of all drafts which may then or thereafter be presented by beneficiaries under all Letters of Credit then outstanding and also including the sum of the aggregate face amount of all drafts theretofore presented under the Letters of Credit but not paid. In no event, however, shall the aggregate face amount of all drafts which may then or thereafter be presented by beneficiaries under all Letters of Credit together with the aggregate amount of unpaid drafts pursuant to the Letters of Credit exceed $2,000,000. The Agent shall have the right, without notice to the Debtor, to charge the Debtor's accounts on the Agent's books with the amount of any and all Obligations of any kind incurred by the Agent and/or Lenders under or in connection with any Letters of Credit at the earlier of payment by the Agent and/or Lenders therefor, or the occurrence of an Event of Default. Any amount charged to the Debtor's loan account shall be included in the Loans and shall incur interest at the rates provided for herein. In any event no Letter of Credit shall have an expiration date that extends beyond the end of the Term.


                 (c)      (i)   The Debtor may by telephonic notice received
by an officer of the Agent, request a borrowing prior to 1:00 P.M. New York time in the form of an ABR Loan on the date on which it requests to incur such a Loan, such request to specify the amount of the Loan requested. In any such instance, the Agent may: (a) notify each of the Lenders, not later than 2:00 P.M. New York time, of the ABR Loan to be funded on such date, as well as the amount of such Lender's Pro Rata Share of the requested ABR Loan, and each such Lender shall make such amount available to the Agent on such date in same day funds, to such account of the Agent as the Agent may designate, by not later than 5:00 P.M. New York time; or (b) if the Agent shall elect to do so in its sole and absolute discretion, subject to the terms and conditions hereof and in its capacity as a Lender, make such ABR Loan available to the Debtor (each an "Agent ABR Loan") on the date so requested, by transferring same day funds to the operating account(s) of the Debtor maintained with the Agent. Each such Agent ABR Loan shall constitute a Loan hereunder and shall be subject to all of the terms and conditions applicable to other Loans, except that all payments thereon shall be payable to the Agent in its capacity as Lender, solely for its own account, until such time as each of the Lenders shall Settle with the Agent as to such Agent ABR Loan on the Settlement Date next occurring. Until such Settlement shall occur, the Agent shall correspondingly increase its Pro Rata Share of the Aggregate Maximum Loan Amount and the Pro Rata Share of each such other Lender shall be correspondingly decreased and upon such Settlement occurring, appropriate adjustments shall be made to such Pro Rata Shares in order to restore such Pro Rata Shares to their respective levels prior to the relevant Agent ABR Loan.

                         (ii)   Alternatively, the Debtor may by written
notice received by an officer of the Agent (and the Agent shall promptly notify the Lenders) request a borrowing prior to 11:00 A.M. New York time in the form of a LIBO Rate Loan on the day on which it requests Lenders to incur such Loans and which date is three (3) Business Days prior to the Settlement Date in relation thereto, such request to specify the amount of such Loans so requested, as well as the requested Interest Period applicable thereto, shall be in a minimum amount of $1,000,000 and an integral multiple of $100,000. On each such Settlement Date in relation to any LIBO Rate Loan so requested by the Debtor, each Lender shall make the amount of its Pro Rata Share of such LIBO Rate Loan available to the Agent and to such account of the Agent as the Agent may designate, in same day funds on such Settlement Date, by no later than 1:00 P.M New York time. Such amounts made available to the Agent shall be applied against the amounts of the applicable LIBO Rate Loan so requested, and together with the portion of such LIBO Rate Loan representing the other Pro Rata Share(s) thereof made available by all other Lenders, shall constitute a LIBO
Rate Loan of the Lenders to the Debtor pursuant to this Agreement.   In any
event, no LIBO Rate Loan shall be made which has an Interest Period that, shall expire on a date that, extends beyond the end of the Term, and each LIBO Rate Loan may, subject to the provisions of Paragraph 5(g) hereof, be repaid only on the last day of the Interest Period with respect thereto.

                        (iii) Each such request for a borrowing hereunder by the Borrower shall be deemed to include and restate to the Agent and to each Lender each representation and warranty contained in this Agreement and to constitute a certification by the Debtor to the Agent and to each Lender that no event has occurred and is continuing on the date of such request, or would result from any such Loan, which constitutes an Event of Default. Any such request shall be irrevocable and the Debtor shall be bound to borrow the funds requested therein in accordance therewith. The Agent shall not incur any liability to the Debtor or Lenders as a result of acting upon any request or notice which the Agent believes in good faith to have been given by an officer duly authorized by the Debtor in relation to the Loans or for otherwise acting in good faith in relation thereto and the crediting of Loans to the Debtor's account, or transmittal to such person as the Debtor shall direct, or other action called for hereunder shall conclusively establish the obligation of the Debtor to repay such Loans as provided herein.

                         (iv)   On each Settlement Date under this Agreement
the Agent shall be entitled to assume that each Lender has made its Pro Rata Share of such Loan available to the Agent, unless a Lender shall have notified the Agent to the contrary. The Agent, in its sole discretion, based upon such assumption and in reliance thereon, may make available to the Debtor a corresponding amount on such Settlement Date. If such corresponding amount not in fact been made available to the Agent by any Lender, such Lender and the Debtor severally agree to repay to the Agent forthwith, on demand, such corresponding amount, together with interest thereon for each day during the period commencing on the date such amount is made available to the Debtor and ending on the date such amount is repaid to the Agent, at (A) in the case of the Debtor, the interest rate applicable from time to time to such borrowing, and (B) in the case of a Lender, the Federal Funds Rate for the first three days following the date such amount was made available by the Agent and thereafter, at the interest rate applicable to the Debtor from time to time with respect to such Loans. If the Lender repays to the Agent such corresponding amount, such amount so repaid shall constitute a Loan, and if both such Lender and the Debtor shall have repaid such corresponding amount, the Agent shall promptly return to the Debtor such corresponding amount in same day funds. Nothing in this paragraph, however, shall or shall be deemed to: (a) obligate Agent to make available to the Debtor any Loans or to issue or cause to be opened any Letters of Credit, when the Agent has any notice that any Lender will not advance its Pro Rata Share thereof; or (b) relieve any Lender of its obligation, if any, to make a Loan on any Settlement Date.

                          (v)   By delivering a Continuation Notice to the
Agent on or before 10:00 A.M., New York time, on a Business Day, the Debtor may from time to time irrevocably elect, on not less than three nor more than five Business Days' notice that all, or any portion (in an aggregate minimum amount of $1,000,000 and an integral multiple of $100,000), of (A) a LIBO Rate Loan be continued, immediately following last day of the Interest Period Applicable thereto, as, or that an ABR Loan be converted into, a LIBO Rate Loan (and in the absence of timely delivery of a Continuation Notice with respect to any LIBO Rate Loan at least three Business Days before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically convert to an ABR Loan) or (B) a LIBO Rate Loan may be converted into an ABR Loan; provided, however, that no portion of the outstanding principal amount of a Loan may be continued, immediately following the last day of the Interest Period Applicable thereto, as, or converted into, a LIBO Rate Loan, and no LIBO Rate Loans may be requested by the Debtor, in any instance when any Event of Default has occurred and is continuing. The Agent shall give written notice to each Lender of any such Continuation Notice or conversion prior to 3:00 P.M. on the day such notice is received. All such continuation or conversions of Loans shall be effected based on the respective Pro Rata Share of each Lender.

                         (vi)   On the Settlement Date relevant to each Loan,
the Agent and the Lenders shall each remit to the other, in immediately available funds, all amounts necessary so as to ensure that, as of the Settlement Date, the Lenders shall have their Pro Rata Share of all outstanding Obligations. All Loans made by the Agent hereunder shall be disbursed from whichever office or other place Agent may designate from time to time and, together with any and all other Obligations of Debtor to the Agent and/or to the Lenders arising under or in connection with this Agreement, shall be charged to the Debtor's account on Agent's books. The proceeds of each Loan made by the Agent shall be made available to the Debtor by way of credit to the Debtor's operating account(s) maintained with the Agent. Any and all Obligations due and owing hereunder may be charged to Debtor's account and shall constitute Loans hereunder.

                        (vii)   INTENTIONALLY DELETED

                       (viii) The Agent shall forward to each Lender, at the end of each month, a copy of the account statement rendered by the Agent to the Debtor.

                         (ix)   All Loans shall be made by the Lenders in
accordance with their Pro Rata Shares thereof. The Debtor hereby agrees that each Lender is solely responsible for its Pro Rata Share of the Obligations, including all Loans to be made and all Letters of Credit to be issued for the Debtor's account, as well as such Lender's Pro Rata Share of the Term Loans, and that neither the Agent nor any Lender shall be responsible for, nor assume any obligations for the failure of any Lender to make any Loans hereunder or otherwise to make available such Pro Rata Share. Furthermore, no such failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder, whether to make Loans or otherwise. However, should any Lender refuse to make available its Pro Rata Share as described above, then the Agent may proceed in accordance with subparagraph (d) immediately below, or the other Lenders or any other Lender (including without limitation, the Agent in its capacity as Lender) may, but without the obligation to do so, increase, unilaterally, their or its Maximum Loan Amount, in which event the Debtor shall be correspondingly obligated to such other Lenders or Lender. Any such defaulting Lender, however, shall not thereafter be entitled to receive from the Agent any payments of principal, interest, fees or other amounts paid hereunder (whether by collection of the Collateral or otherwise), and the Agent shall be entitled to retain such amounts, until all amounts owing by such defaulting Lender to the Agent (together with any interest therein as provided in this Agreement) shall have been paid in full.

                          (x)   In the event that the Agent, the Lenders, or
any of them, is sued or threatened with suit by the Debtor or by a receiver, trustee, creditor or any committee of creditors on account of any preference, voidable transfer or lender liability issue, alleged to have occurred or been received as a result of, or during the transactions contemplated in this Agreement, then in such event any money paid in satisfaction or compromise of such suit, action, claim or demand and any expenses, costs and attorneys' fees paid or incurred in connection therewith, whether by the Agent, the Lenders, or any of them, shall be the responsibility of the Lenders on a Pro Rata Share basis. In addition, any costs, expenses, fees or disbursements reasonably incurred by outside agencies or attorneys retained by the Agent to effect collection or enforcement of any rights in the Collateral, including enforcing, preserving or maintaining rights under this Agreement shall be also the responsibility of the Lenders on a Pro Rata Share basis to the extent not reimbursed by the Debtor or from the proceeds of Collateral.

                         (xi)   INTENTIONALLY DELETED

                        (xii) The Agent may, in its sole discretion and at any time for the Debtor's account and expense, pay any amount or do any act required of the Debtor hereunder or reasonably requested by the Agent, to preserve, protect, maintain or enforce the Obligations, the Collateral or the security interests or liens now or hereafter held by the Agent and/or any of the Lenders, and which the Debtor fails to pay or do, including without limitation, payment of any judgment against the Debtor, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord's claim, and any other security interest, lien, charge and/or encumbrance upon or with respect to the Collateral and which such failure to pay or do would impair the Agent's rights hereunder or constitute an Event of Default. All payments that the Agent makes or any action taken by the Agent under this paragraph shall be without prejudice to any right to assert an Event of Default hereunder and to proceed thereafter as herein provided.

                 (d) Notwithstanding the foregoing, the Agent shall have the right, in Agent's sole and absolute discretion, to make Loans hereunder:
(i) on behalf of the Lenders, on a Pro Rata Share basis, which are in excess of the maximum amount of Loans which would otherwise be permitted hereunder pursuant to Paragraph 4(a) above ("Overadvances") to the maximum amount of $1,000,000 for no more than five (5) consecutive Business Days applicable to all of such (voluntary) Overadvances, whether or not any such Overadvances are in excess of the Accounts Receivable Borrowing Base, the Equipment Borrowing Base and/or the Inventory Borrowing Base, or are in excess of any the above percentages and/or dollar limitations or any other pertinent limitations herein set forth. Notwithstanding the foregoing, however, such Overadvance limitation shall not include, or be deemed to include, or be considered to have been exceeded by reason of, any Loans which at any time or from time to time arise in an involuntary manner, whether by reason of items charged to the Debtor's account in accordance with this Agreement or otherwise, and such Overadvance limitation shall only apply to any Overadvances which may be voluntarily extended under this Agreement to the Debtor and which are made by Agent, in Agent's sole and absolute discretion, on behalf of the Lenders, subject to any additional terms the Agent may deem necessary; and (ii) in the event any Lender shall fail to fund Loans to the Debtor as herein provided, by making such Loans itself, in its capacity as a Lender, in whole or in part (each a "Deficiency Loan"), but there shall be no obligation on its part to make any such Deficiency Loan. Upon making any such Deficiency Loan, the Agent in its capacity as Lender shall thereafter be entitled to payments of principal of and interest thereon in the same manner and at the same interest rate or rates to which such other Lender would have been entitled had it made such Loan; in such an instance, the Agent in its capacity as Lender shall correspondingly increase its Pro Rata Share of the Aggregate Maximum Loan Amount (and decrease the Pro Rata Share thereof held by the defaulting Lender) until such time, if any, as full repayment of the Deficiency Loan may be made by such defaulting Lender, as more fully described below. Should the defaulting Lender later pay to the Agent, in its capacity as Lender, the entire outstanding amount of such Deficiency Loan, together with accrued and unpaid interest thereon, from the most recent date or dates interest was paid to the Agent by the Debtor on each Loan comprising a Deficiency Loan, at the interest rate per annum for overnight borrowing by the Bank from the Federal Reserve Bank, then such payment shall be credited against the Deficiency Loan and in full payment thereof and the Debtor shall be deemed to have borrowed the amount of such Deficiency Loan from such other Lender as of the most recent date or dates, as the case may be, upon which any payments of interest were made by the Debtor thereon.

         Under no circumstances, however, shall the Agent or any Lender be responsible for any default of any other Lender in respect to such Lender's obligation to make any Loan hereunder, nor shall the Pro Rata Share of any Lender hereunder in any Loans be increased as a result of such default of any other Lender.

                 (e) Except as otherwise specifically provided in this Agreement all payments under this Agreement and the Term Loan Notes shall be made to the Agent for the ratable account of each Lender in immediately available funds not later than 1:30 p.m. (New York time) on the date when due and shall be made in immediately available funds and in lawful money of the United States of America. Any payments under this Agreement or under the Term Loan Notes which are made later than 1:30 p.m. (New York time) shall be deemed to have been made on the next succeeding Business Day. If any payment of principal, interest, premium, or any other sum to be made hereunder becomes due and payable on a day other than a Business Day, the due date of such payment shall be extended to the next succeeding Business Day (except as set forth in subsection (b) of the definition of "Interest Period" appearing herein) and interest thereon shall be payable at the applicable rate during such extension.

                 (f) As between the Debtor and the Agent, the Agent shall determine in its sole discretion the order and manner in which the proceeds of Collateral and other payments that the Agent receives are applied to the Loans, interest thereon and the other Obligations, and the Debtor hereby irrevocably waives the right to direct the application of any payment or proceeds. As between Debtor and Agent, the Agent shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations. As between the Agent and the Lenders, all payments against and all proceeds of Accounts or other Collateral received by the Agent, shall be applied, ratably, subject to the provisions of this Agreement, first, to pay any attorney costs, fees or other expense reimbursements then due to the Agent from the Debtor; second, to pay any Loans of the Agent made in its capacity as Lender, not as yet Settled as of the applicable Settlement Date, together with all interest thereon; third, to pay any fee or expense reimbursements then due to the Lenders from the Debtor; fourth, to pay interest due in respect of all Loans; fifth, to pay principal of the Loans (other than any Loans of the Agent made in its capacity as Lender, covered by clause "second" above) and unpaid reimbursement Obligations in respect of Letters of Credit; and sixth, to payment of any other Obligation due to the Agent or any Lender by the Debtor.

                 (g) The Debtor shall indemnify, defend and hold harmless upon demand, the Agent and the Lenders from and against any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever, which are at any time (including without limitation at any time following the repayment of the Loans) imposed or asserted against the Agent or any Lender arising out of: (i) the ownership, use, operation, maintenance, repair, leasing or subleasing of the Collateral; (ii) the design, maintenance and construction of the Collateral; (iii) the sale or other disposition of the Collateral or proceeds; (iv) the issuance, sale or delivery of any notes hereunder, including without limitation the Term Loan Notes; (v) breach of representations or warranties made by the Debtor; or (vi) any agreement entered into by the Debtor in connection with the Collateral; unless it is determined that such liabilities, claims, obligations, damages, penalties, or judgments were the result of acts or omissions on the part of the Agent or the Lenders constituting gross negligence or willful misconduct, and then only to the extent of such gross negligence or willful misconduct.

                 (h) Without limiting the foregoing, if after receipt of any payment, or any proceeds of Collateral applied to the payment of, all or any part of the Obligations, Agent or any Lender is for any reason compelled to surrender such payment or proceeds to or for the benefit of the Debtor, because such payment or proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, (each a "Surrender Event") then the Obligations or part thereof intended to be satisfied shall be revived and continue, the Debtor hereby agrees to unconditionally and irrevocably indemnify each Lender and the Agent with respect thereto and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by the Lender or the Agent, as the case may be; and the Debtor shall be liable to pay to the Lender or the Agent, the amount of such payment or proceeds surrendered. Notwithstanding the foregoing and not in limitation, in any respect, of the indemnity by Debtor contained herein, in the event of the occurrence of a Surrender Event the Lenders which have not so surrendered shall pay to the Lender required to so surrender such sums as will cause each Lender to have paid its Pro Rata Share of the amount so surrendered. The provisions of this subparagraph (g) shall be and remain effective notwithstanding any contrary action which may have been taken by any Lender or the Agent in reliance upon such payment or proceeds, and any such contrary action so taken shall be without prejudice to the rights of the Lenders and the Agent under this Agreement and shall be deemed to have been conditioned upon such payment or proceeds having become final and irrevocable. The provisions of this subparagraph (g) shall survive the payment of all Obligations hereunder, the termination of all outstanding Letters of Credit, the termination of this Agreement and/or the resignation of the Agent.

         5.      (a)      (i)   Interest on Loans shall be payable in arrears
on the last day of each month except that interest with respect to LIBO Rate Loans shall be payable on the last day of the Interest Period with respect thereto. Interest payments hereunder may, at Agent's option be charged by Agent to Debtor's account. Interest charges shall be computed on the unpaid balance of the Loans (other than the Term Loans which shall bear interest at the rates set forth in the respective Term Loan Notes) for each day they are outstanding at a rate per annum equal to the Contract Rate.

                         (ii)   Interest shall be computed on the basis of
actual days elapsed over a 360-day year.

                        (iii) Notwithstanding the foregoing, in no event shall interest exceed the maximum rate permitted under any applicable law or regulation, and if any provision of this Agreement is in contravention of any such law or regulation, such provision shall be deemed amended to provide for interest at said maximum rate and any excess amount shall either be applied, at Agent's option, to the outstanding Loans in such order as Agent shall determine or refunded by Agent or by the Lender, as the case may be, to Debtor.

                         (iv)   Debtor shall pay principal, interest and all
other amounts payable hereunder, without any deduction whatsoever, including, but not limited to, any deduction for any set-off or counterclaim.

                 (b)      (i)   In the event the average closing daily unpaid
balances of all Loans hereunder during any calendar month is less than the Aggregate Maximum Loan Amount, Debtor shall pay to Agent for the ratable benefit of the Lenders, a non-refundable fee at a rate per annum equal to 2/10 of one percent (.2%) on the amount by which the Aggregate Maximum Loan Amount exceeds such average daily unpaid balance. Such fee shall be calculated on the basis of a year of 360 days and actual days elapsed, and shall be charged to Debtor's account on the first day of each month with respect to the prior month.

                         (ii)   The Debtor shall also pay to the Agent for
the ratable benefit of the Lenders, the Letter of Credit Fee, which shall be payable on a monthly basis in accordance with the Letter of Credit Agreement.

                        (iii)   Upon Agent's performance of any due diligence
- namely any field examination, collateral analysis or other business analysis, the need for which is to be determined in the reasonable discretion of Agent and which due diligence is undertaken by Agent or for the benefit of Agent and the Lenders, an amount equal to Agent's reasonable out of pocket travel expenses to locations other than the 145 Oser Avenue office incurred in connection therewith shall be charged to Debtor's account provided, however, that only the Agent can conduct field examinations but any Lender may, without charge to Debtor, participate in any such field examination.

                         (iv)   With respect to any and all other fees and
charges at any time and from time to time paid or payable by the Debtor to the Agent under or in connection with this Agreement, which fees and charges may be set forth herein or in separate agreements between Agent and the Debtor, the Agent alone shall be entitled to retain the same for its exclusive account. Without limiting the foregoing, Debtor shall pay to Agent for the Agent's account only (or Agent may charge Debtor's account(s) with), an annual Collateral Monitoring Fee, in an amount equal to $20,000, which fee shall be paid in equal monthly installments during each year that this Agreement is in effect.

                          (v)   Notwithstanding anything to the contrary
contained in this Agreement, in the event of a public offering by Jaco ("Public Offering") and provided that no Event of Default has occurred, Debtor may reduce the Aggregate Maximum Loan Amount, in not more than two reductions, to an amount of not less than $10,000,000, subject to the following conditions:
(A) notice of such reduction must be given to Agent no less than five Business Days prior to the effective date of such reduction ("Effective Reduction Date") and Debtor shall no later than the Effective Reduction Date, pay to Agent the amount which will reduce the outstanding balance of the Loans (including interest, costs, fees, amounts payable pursuant to Paragraph 5(g) and other charges as specified in the Agreement) to an amount not greater than the Aggregate Maximum Loan Amount as so reduced; (B) the aggregate of such reductions shall not exceed the net proceeds received by Debtor from the Public Offering (C) any such reduction must be for an amount no less than $1,000,000 and in integral multiples of $500,000; and (D) any such reduction shall be irrevocable and shall permanently reduce the Aggregate Maximum Loan Amount and
Debtor shall thereafter have no right to increase the same.   Any such
reduction shall equally decrease each Lender's Pro Rata Shares.

                 (c) In the event of any change in any applicable law, treaty or governmental regulation, or in the interpretation or application thereof, or compliance by any Lender (for purposes of this Paragraph 5(c), the term "Lender" shall include Lender and any corporation or bank controlling Lender) with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

                          (i)   subject any Lender to any tax of any kind
whatsoever with respect to this Agreement or change the basis of taxation of payments to any Lender of principal, fees, interest or any other amount payable hereunder or (except for taxes on or changes in the rate of tax on the overall net income of any Lender);

                          (ii)   impose, modify or hold applicable any
reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of any Lender, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

                         (iii)   impose on any Lender any other condition with
respect to this Agreement;

and the result of any of the foregoing is to increase the cost to any Lender of making, renewing or maintaining its Loans commitments or other extensions of credit hereunder or under the Term Notes by an amount that any Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Loans by an amount that any Lender deems to be material, then, in any case Debtor shall promptly pay any Lender, upon its demand, such additional amount as will compensate such Lender for such additional cost or such reduction, as the case may be. Any such Lender shall certify the amount of such additional cost or reduced amount to Debtor, including all pertinent information regarding the calculation thereof, and such certification shall be conclusive absent manifest error.

                 (d)       (i)   In the event of any change in any applicable
law, rule, regulation or guideline regarding capital adequacy, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (for purposes of this Paragraph 5(d), the term "Lender" shall include any Lender and any corporation or bank controlling such Lender) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then, from time to time, Debtor shall pay upon demand to such Lender such additional amount or amounts as will compensate such Lender for such reduction. In determining such amount or amounts, any such Lender may use any reasonable averaging or attribution methods. The protection of this Paragraph shall be available to any Lender regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition.

                          (ii)   A certificate of any Lender setting forth
such amount or amounts as shall be necessary to compensate such Lender with respect to Paragraph 5(d) hereof including all pertinent information regarding the calculation thereof, when delivered to Debtor shall be conclusive absent manifest error.

                 (e) If any Lender (for purposes of this Paragraph 5(e) the term "Lender" shall include any Lender and any corporation or bank controlling such Lender) shall determine (which determination shall, upon notice thereof to Debtor, be conclusive and binding on Debtor) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender to make, continue or maintain the Loans or any portion thereof as a LIBO Rate Loan, the obligations of such Lender to make, continue, maintain or convert the Loans or any portion thereof as or into LIBO Rate Loans shall, upon such determination, forthwith be suspended until such Lender shall notify Debtor that the circumstances causing such suspension no longer exist, and all LIBO Rate Loans shall automatically convert into ABR Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

                 (f) If any Lender (for the purposes of this Paragraph 5(f) the term "Lender" shall include any Lender and any corporation or bank controlling such Lender) shall have determined that by reason of circumstances affecting the London interbank market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans or the LIBO Rate does not reflect such Lender's cost of funds, then, upon notice from such Lender to Debtor, the obligations of such Lender under this Agreement to make, continue, maintain or convert the Loans or any portion thereof as LIBO Rate Loans shall forthwith be suspended until such Lender shall notify Debtor that the circumstances causing such suspension no longer exist.

                 (g) Absent any gross negligence on the part of any Lender, in the event any Lender (for purposes of this Paragraph 5(g) the term "Lender" shall include any Lender and any corporation or bank controlling such Lender) shall incur any loss or expense (including any loss of margin or any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue, maintain or convert any portion of the principal amount of the Loans or any portion thereof as a LIBO Rate Loan) as a result of

                           (i)   any conversion or repayment or prepayment of
the principal amount of any LIBO Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto;

                          (ii)   the Loans not being made as LIBO Rate Loans
in accordance with the written request therefor (other than as a result of the breach of such Lender's obligation to make such LIBO Rate Loan in accordance with the terms hereof); or

                         (iii)   the Loans or any portion thereof not being
continued as or converted to, LIBO Rate Loans in accordance with the Continuation Notice therefor,

then, upon the written notice of such Lender to Debtor the Debtor shall, within five days of receipt thereof, pay to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on Debtor.

         5(A).   Until Debtor's authority to do so is terminated by the Agent on behalf of the Secured Parties, either as a result of notice by Agent which it may give at any time, or automatically upon the occurrence of an Event of Default, Debtor will for the benefit of and for the account of the Agent on behalf of the Secured Parties, but at the Debtor's expense, enforce, collect and receive as the property of the Secured Parties and hold in trust for the Secured Parties, separate from the Debtor's own property and funds, all amounts received on Accounts from Account Debtors and will turn over and/or mail and deliver to the office of Agent on behalf of the Secured Parties, on the day of receipt thereof, all cash, original checks, drafts, notes and other evidences of payment received in full or part payment of any Accounts, with full right in Agent on behalf of the Secured Parties to endorse and deposit such original Account Debtor's checks and remittances to its own account, whether said remittances are made payable to Agent, any of the Secured Parties or Debtor, the proceeds thereof to be credited to Debtor's loan account as provided in Paragraph 8 hereof. Debtor shall submit to Agent on behalf of the Secured Parties, with all remittances, a report in such form as Agent may require; and further, shall submit original remittance advice in the form received by Debtor from Account Debtors. This privilege shall terminate automatically upon the occurrence of an Event of Default pursuant to Paragraph 19 (f) of this Agreement, or at the election of the Agent or the Required Lenders, upon the occurrence of any other Event of Default and until such Event of Default is cured or waived to the satisfaction of the Agent.

         6. Debtor shall make clear and suitable entries and notations on Debtor's books and records, which shall reflect all facts giving rise to the Account (and in such a case where the Account arises by reason of a sale or delivery of merchandise, such notation shall clearly reflect the absolute sale of such merchandise), all payments, credits and adjustments applicable to the Account and the security interest of each of the Agent on behalf of the Secured Parties. Upon the occurrence and continuance of an Event of Default, Debtor shall deliver to and sign for Agent on behalf of Secured Parties as Agent shall require, any bills, statements and letters to be directed to Account Debtors and shall execute and deliver to Agent on behalf of the Secured Parties any and all instruments (including, without limitation, ageing of Accounts), reasonably determined by Agent to be necessary or convenient to carry into effect the terms, provisions and conditions of this Agreement, to perfect the security interest granted hereunder, and to facilitate collection of Accounts. Any employee or agent of the Agent on behalf of the Secured Parties shall have the right to call at Debtor's place of business from time to time during normal business hours and, without hindrance or delay, inspect, examine, check and make abstracts from all the books, records, receipts, correspondence, memoranda and other papers or data of the Debtor. Debtor shall at all times maintain a complete set of books and records, containing up-to-date posting of all Debtor's cash and accrual transactions of any nature whatsoever.

         6(A).     Debtor shall deliver to Agent on behalf of the Secured
Parties daily, or at such other periods as Agent shall determine, a report in form reasonably satisfactory to Agent on behalf of the Secured Parties enumerating the Accounts arising out of the sale of merchandise or rendition of service. Debtor shall deliver to Agent on behalf of the Secured Parties, duplicate invoices, shipping receipts and such other evidence of shipment or delivery of the merchandise or performance of the services or the performance of such other act or acts giving rise to said Account as Agent may, from time to time, reasonably require. Upon request, Debtor shall deliver to Agent on behalf of the Secured Parties a report in form satisfactory to Agent enumerating all Accounts. If Debtor shall at any time grant to any Account Debtor a credit, or if Debtor shall, at any time, receive back any merchandise which it had delivered to an Account Debtor, Debtor shall forthwith give notice to Agent, in writing, of the issuance of such credit or the return of such merchandise. The Debtor agrees to maintain such books and records regarding Accounts as the Agent may reasonably require and agrees that the books and records of the Debtor will reflect the Agent's interest in the Accounts for the benefit of the Lenders. All of the books and records of the Debtor will be available to the Agent at normal business hours, including any records handled or maintained for Debtor by any other company or entity.

         7. Agent on behalf of the Secured Parties may, upon the occurrence and during the continuance of an Event of Default, without notice to Debtor, notify Account Debtors that Accounts have been assigned to Agent on behalf of the Secured Parties and shall be paid directly to Agent on behalf of the Secured Parties. Upon the occurrence and during the continuance of an Event of Default, upon the request of the Agent on behalf of the Secured Parties, Debtor shall so notify Account Debtors and shall indicate on all billings to Account Debtors that all moneys due thereon are payable to Agent. Agent shall further have the right upon the occurrence and during the continuance of an Event of Default, directly or through its agents, on behalf of the Secured Parties, to collect any or all of the Accounts, and in Agent's own name, or in Debtor's name, to sell, transfer, set over, compromise, discharge or extend the whole or any part of the Accounts, and for that purpose to do all acts and things necessary or incidental thereto, including the right of suit, Debtor hereby ratifying all that Agent shall do by virtue thereof. Granting extensions to Account Debtors or to Debtor, suffering any delay, or permitting any breach by Debtor or Account Debtors in connection with any transactions between the parties hereto, shall in no way be construed as a waiver of any subsequent breach or delay or of the rights of Agent and/or any of the Secured Parties against Debtor, and Debtor's liability shall in no way be restricted, limited, diminished or abated by virtue of any such extension or privilege granted. Debtor shall not, except in the ordinary course of its business, without the express written consent of Agent on behalf of the Secured Parties, release, compromise or adjust any Account, or any guarantee, security or lien therefor, accept any returns, or grant any discounts, allowances or credits thereon, or bring any suit to enforce payment thereof; in any event, after the occurrence of an Event of Default under Paragraph 19(f) hereof, or after the Agent has notified the Debtor of the occurrence of any other Event of Default which has occurred and is continuing, none of the foregoing shall be deemed any longer to be in the ordinary course of business and thereafter, all of the foregoing are only to occur after the Agent, in its sole discretion, may have given its prior written approval. Upon the occurrence of an Event of Default and until such time as such Event of Default is waived or cured to the Agent's satisfaction and on notice from the Agent, the Debtor agrees that all returned, reclaimed or repossessed merchandise or goods shall be set aside by the Debtor and held by the Debtor for the Agent's account as owner and assignee. Agent and/or the Secured Parties shall not, under any circumstances, or in any event whatsoever, have any liability for any error, omission or delay of any kind occurring in the settlement, collection or payment of any Account or of any instrument received in full or part payment thereof, or in dealing with any lien, security or guarantee of any Account.

         8. Agent shall credit to Debtor's Loan Account proceeds of Accounts received by Agent on behalf of the Secured Parties, such credits to be entered one Business Day after receipt of the proceeds; such credits, however are conditional upon final payment to Agent on behalf of the Secured Parties, at Agent's own office, in cash or solvent credits, of all items giving rise to the credits, and if any item is not so paid, any credit given to Debtor for it shall be reversed, whether or not the item is returned. At the end of each month, the Agent shall send the Debtor a statement showing the accounting for the charges, Loans, payments and other transactions occurring between the Agent and the Lenders and the Debtors during that month, with a copy thereof to each Lender. The monthly statements shall constitute an account stated between the Debtor and the Lenders and shall fully bind the Debtor unless the Agent receives a written statement of the exceptions within thirty (30) days of the date on which the monthly statement is mailed or within thirty (30) days of the mailing by Agent of any adjustment thereof.

         9. All sales of Inventory by Debtor shall be reported to Agent on behalf of the Secured Parties promptly on a Sales Summary Report. Agent on behalf of the Secured Parties shall have the right upon the occurrence of an Event of Default and during the continuance thereof, to the immediate possession of all Inventory including without limitation, labels, stationery, documents and packing materials and products and proceeds of the foregoing, and Debtor shall make such Inventory and all its records pertaining thereto available to Agent on behalf of the Secured Parties for inspection at any time requested by Agent. Debtor shall, upon request of Agent, promptly furnish Agent on behalf of the Secured Parties with a report, in form and substance satisfactory to the Agent, describing and detailing the Inventory including, but not limited to, the location of such Inventory and the value thereof at cost or market value, whichever is lower. Agent on behalf of the Secured Parties shall have the right to take or cause to be taken a physical count of the Inventory upon the occurrence and during the continuance of an Event of Default. Agent on behalf of the Secured Parties shall have the right, in its discretion, to pay any liens or claims upon said Inventory including, but not limited to, warehouse charges, dyeing, finishing and processing charges, landlord's claims or any other liens or encumbrances thereon, and the amount of any such payment by Agent shall be charged to Debtor's Loan Account and be part of the Obligations. Neither Agent nor any of the Secured Parties shall be liable for the safekeeping of any of the Inventory or for any loss, damages or diminution in the value thereof, or for any act or default of any warehouse or other person dealing in and with said Inventory, whether by Agent or by or through any other agent for any of them, or otherwise, or for the collection of any proceeds thereof, but the same shall at all times be solely at Debtor's risk.

         10. Debtor agrees at its own expense, to keep all Inventory and Equipment insured to the full value thereof on a cost basis against such risks and by policies of insurance issued by such companies as Agent on behalf of the Secured Parties may reasonably designate or approve, and the policies evidencing such insurance shall be issued with such loss payable rider as Agent may reasonably designate and said policies shall be delivered to Agent on behalf of the Secured Parties at Agent's request. Until such time as the Agent requires otherwise, such loss payable rider shall provide that payment with respect to any claim exceeding $150,000 shall be made directly to Agent on behalf of the Secured Parties. Should Debtor fail for any reason to furnish Agent with such insurance, Agent shall have the right to effect the same and charge any costs in connection therewith to Debtor's Loan Account. Neither Agent nor any of the Secured Parties shall have any risk, liability or responsibility in connection with payment or non- payment of any loss, the sole obligation of Agent on behalf of the Secured Parties being to credit Debtor's Loan Account with the net proceeds of any insurance payments received on account of any loss.

         11. Debtor hereby authorizes Agent on behalf of the Secured Parties, at Debtor's expense, to file one or more financing statements to perfect the security interests granted herein without Debtor's signature thereon, and Debtor agrees to do, file, record, make, execute and deliver all such acts, deeds, things, notices, instruments and financing statements as Agent may reasonably request in order to perfect and enforce the rights of the Agent and/or the Secured Parties herein. Debtor hereby authorizes Agent to complete any blank space therein according to the terms upon which the Obligations hereunder are granted. At the request of Agent, Debtor will execute and deliver to Agent on behalf of the Secured Parties such financing statements or amendments thereof or supplements thereto, and such other instruments, all in a form satisfactory to Agent, as Agent may from time to time deem necessary or advisable, and will pay costs and expenses of filing or recording same, in order to preserve, protect and maintain the security interests hereby granted. Debtor further agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. Except for Collateral subject to Permitted Liens, without the prior written consent of Agent, Debtor will not grant any security interest in any of the Collateral and will not permit or allow any adverse financing statement covering the Collateral to be on file in any public office. Except for Collateral subject to Permitted Liens, Debtor warrants and represents that as of the time of execution of this Agreement, no other financing agreements covering any of the Collateral are in force and that no claim of any security interest in any of the Collateral is on file in any public office.

         12. Debtor shall pay to Agent on demand, for itself and on behalf of the Lenders any and all reasonable costs and expenses, including, but not limited to, a collection charge on all Accounts collected, all reasonable attorneys' fees and expenses, and all other reasonable expenses, of like or unlike nature, which may be expended or incurred by Agent or by any Secured Party to obtain or enforce payment of any Account, either as against the Account Debtor, and upon the occurrence and during the continuance of an Event of Default, Debtor or any guarantor or surety of Debtor, or in the prosecution or defense of any action concerning any matter growing out of or connected with the subject matter of this Agreement, any amendment hereto or modification or waiver hereof, the Obligations or the Collateral or any of the rights or interests therein or thereto of the Agent and/or any Lender, including, without limitation, any reasonable counsel fees or expenses incurred in any bankruptcy or insolvency proceeding or otherwise with respect hereto.

         13 (a). The obligation of the Lenders to make any initial Loan to be made hereunder on or after the Closing Date and the obligation of the Agent to cause any initial Letter(s) of Credit to be issued hereunder on or after the Closing Date, is subject to the conditions precedent that the Agent shall have received on or before the Closing Date all of the following (except as waived by the Agent), in form and substance satisfactory to the Agent and in sufficient copies for each Lender: (i) the Agreement and all related agreements, instruments and documentation, executed by the Debtor, the Agent and where called for, each of the Lenders including Uniform Commercial Code - 1 financing statements (each a "UCC-1") and Uniform Commercial Code - 3 financing statements (each a "UCC-3") and a guaranty by Jaco of the Obligations of Nexus to Agent and Lenders; (ii) copies of the resolutions of the board of directors of the Debtor approving and authorizing the execution, delivery and performance by the Debtor of this Agreement, certified as of the Closing Date; (iii) good standing certificates for the Debtor of their state of incorporation and from each other jurisdiction in which it is doing business, verifying the good standing of the Debtor; (iv) an officer's certificate dated as of the Closing Date, stating that the representations and warranties herein are true and correct on and as of such date, as though made on and as of such date and that no Event of Default exists or would result immediately after the Closing Date;
(v) the Debtor shall have executed and delivered to the Agent the (revised) Term Loan Notes, substantially in the forms attached hereto as Exhibits B-1 through and including B-6 respectively; (vi) a modification to Commercial Mortgage shall have been executed and delivered to the Agent, in relation to that certain Commercial Mortgage Deed from Nexus to BNYCC dated March 11, 1994, recorded in Book 117 at Page 389 of the Town of Brandon (Vermont) Land Records on March 17, 1994; (vii) in relation to the modification referenced in immediately preceding subparagraph, an amendment to Lawyer's Title Insurance Policy #112-02-090492 shall have been executed and delivered to the Agent;
(viii) the Debtor shall have executed and delivered an amendment to that certain Trademark Collateral Security Agreement and to that certain Patent Collateral Security Agreement heretofore executed in favor of BNYCC, as Secured Party, together with an amendment to any related agreements and/or powers of attorney; (ix) the Debtor shall have provided to the Agent certificates executed by its insurance carriers with respect to each of Debtors relevant insurance policies which shall be in form and substance acceptable to the Agent, (provided that Debtor shall, upon request of the Agent, provide to the Agent copies of its up to date insurance policies), as well as having executed and delivered to Agent an amended loss payable endorsement accepted by its insurance carriers, with respect to relevant insurance coverages, in form and substance acceptable to the Agent; (xi) each guarantor of the Obligations of Debtor to Agent and/or Lenders shall execute and deliver (A) such reaffirmations of existing guarantees as may be required by Agent; (B) such reaffirmations of existing security agreements as may be required by Agent; and
(C) such UCC-1 and UCC-3 financing statements as may be required by Agent;
(xii) NatWest, BNYCC, the Agent and the Debtor shall have each executed and delivered an Assignment and Acceptance Agreement substantially in the form of Exhibit C hereto; (xiii) NatWest shall have funded its initial Pro Rata Share of the Obligations hereunder; and (xiv) Jaco shall have executed and delivered to Agent its guaranty of the Obligations of Nexus to Agent and/or Lenders.

                 (b) The obligation of the Lenders to make each Loan, after the Closing Date and the obligation of the Agent to cause initial Letter(s) of Credit to be issued hereunder after the Closing Date, is subject to the further conditions precedent that on the date of any such extension of credit: (i) the following statements shall be true and correct: (A) all representations and warranties in this Agreement and all related agreements, instruments and documentation are correct in all material respects on and as of the date of such extension of credit as though made on and as of such date, except to the extent the Agent and the Lenders have been notified by the Debtor in writing that any representation or warranty is not correct and the Required Lenders have explicitly waived in writing compliance with such representation or warranty; and (B) no event or circumstance exists and is continuing, or would result from any such extension of credit, which constitutes an Event of Default hereunder, or which with the giving of notice, or the passage of time, or both, would constitute an Event of Default hereunder; and (ii) the Agent shall have received an appropriate notice of borrowing or a notice of conversion/continuation, as applicable, and Agent shall have received all reports, information and documents to be provided to it as of the date of such relevant notice, in a timely manner; provided however, that the foregoing conditions precedent are not conditions to each Lender Settling with the Agent on the relevant Settlement Date, or for reimbursing its Pro Rata Share of any Loans as provided in this Agreement.

         14. Upon an Event of Default and during the continuance thereof, in the event that Debtor shall become liable to, or any lien against Debtor shall arise in favor of, any taxing authority, whether or not the amount of such liability shall have been assessed against Debtor and whether or not notice of such lien shall have been filed or recorded as may be required by law, Agent on behalf Secured Parties shall have the right, but is not obligated, to pay the amount of such liability (including interest and/or penalties thereon) and also to pay any tax or liability by virtue of which such lien shall have arisen, and any amount or amounts paid for the discharge of such liability or lien shall be for Debtor's Loan Account, and any such amount shall be paid by Debtor to Agent for the ratable benefit of the Secured Parties with interest thereon upon demand, notwithstanding that the payments made may also discharge a liability of the Agent and/or any of the Secured Parties.

         15. Debtor does hereby make, constitute and appoint any officer of Agent as Debtor's true and lawful attorney-in-fact, with power at all times to receive and take and endorse the name of Debtor upon any notes, checks, drafts, money orders or other instruments of payment or Collateral that may come into possession of the Agent and/or any of the Secured Parties, if any, in full or part payment or any amount owing to any Lender; to sign and endorse the name of Debtor upon any invoice, freight or express bill, bill of lading, storage or warehouse receipt, drafts against Account Debtors, assignments, verifications and notices in connection with Accounts, and any instruments or documents relating thereto, if any, or to Debtor's rights therein; to sign the Debtor's name on any financing statements contemplated by this Agreement; to request from customers indebted on Accounts at any time, in the name of the Agent or the Agent's designees, or the Debtor, or any one of them, information concerning the amounts owing on the Accounts; upon an Event of Default and during the continuance thereof: (i) to give written notice to such office and officials of the United States Post Office to effect such change or changes of address so that all mail addressed to Debtor may be delivered directly to Agent on behalf of the Secured Parties and to receive, open and dispose of all mail of the Debtor; (ii) to transmit to customers indebted on Accounts notice of the Agent's interest therein and to notify customers indebted on Accounts to make payment directly to the Agent for the benefit of the Lenders, on any of the Debtor's Accounts; and (iii) to take or bring, in the name of the Agent or the Debtor, or any one of them, all steps, actions, suits or proceedings deemed by the Agent necessary or desirable to enforce or effect collection of the Accounts. Debtor does hereby grant unto Debtor's said attorney full power to do any and all things necessary to be done in and about the premises as fully and effectually as Debtor might or could do and hereby ratifying all that said attorney shall lawfully do or cause to be done by virtue herein. Neither the Agent nor any Lender shall be liable for any acts or omissions or for any error in judgment or mistake of fact or law except to the extent that such act or omission constituted the gross negligence or willful misconduct of the Agent or any Lender, as the case may be. This power of attorney shall be exercisable at the Debtor's sole expense and being coupled with an interest, shall be irrevocable for the Term of this Agreement and for all transactions hereunder and thereafter as long as Debtor may be indebted to Agent and/or any of the Secured Parties.

         16. Debtor hereby certifies to Agent on behalf of the Secured Parties that Debtor's address as set forth at the end of this Agreement is Debtor's mailing address, Debtor's principal place of business and the office at which Debtor's records relating to Accounts are kept. Debtor agrees not to effect any change in its mailing address, or in its principal place of business, or in the office in which its records relating to Accounts are kept without first giving Agent at least thirty days prior written notice thereof.

         17. Until the Agreement has been terminated and all Obligations satisfied in full Debtor shall:

                 (a) Furnish to each of the Lenders, as soon as possible but in no event more than 120 days after the close of each fiscal year of Debtor, and 60 days after the end of each fiscal quarter following each fiscal year of Debtor the following: consolidated financial statements of Debtor and its subsidiaries all in reasonable detail and form satisfactory to Agent: (i) a balance sheet as of the close of such period; and (ii) a statement of income and changes in cash flow for such period; together with copies of the management letters relating thereto furnished to Debtor by its independent certified public accountants in connection with such financial statements. The foregoing financial statements shall set forth in each case in comparative form the corresponding figures for the respective date or period for the preceding fiscal year. The foregoing financial statements with respect to fiscal years shall be audited by such firm of certified public accountants as shall be selected by Debtor and shall be reasonably satisfactory to Agent and shall be certified by such accountants without qualification or limitation because of the restricted or limited nature of the examination made by such accountants, and with respect to quarterly statements shall be prepared internally, shall be certified by an authorized financial officer of Debtor and shall be delivered subject to year end adjustments. All of the foregoing statements shall be prepared in accordance with generally accepted accounting principles consistently applied by Debtor. Agent hereby acknowledges that Grant Thorton, L.L.P. is a certified public accounting firm presently satisfactory to Agent.

                 (b) Furnish to Agent concurrently with each delivery of financial statements set forth in Paragraph 17(a) hereof: (i) with respect to annual financial statements, a certificate of Debtor's chief financial officer stating whether in the course of the examination necessary for certifying the financial statements Debtor obtained knowledge of any event which constitutes an Event of Default or an event which with notice or lapse of time, or both, would constitute such an Event of Default under the Agreement and if so, stating the facts with respect thereto and whether the same has been cured prior to the date of such certificate; and (ii) with respect to any other financial statements, a certificate of the chief financial officer of Debtor stating whether an Event of Default occurred or an event which with the giving of notice or lapse of time, or both, would constitute such an Event of Default under the Agreement and if so, stating the facts with respect thereto and whether the same has been cured prior to the date of such certificate.

                 (c) Permit officers of Agent, accompanied by officers of the Secured Parties, at reasonable times, to visit and inspect any of the offices of Debtor and its Subsidiaries, to examine their books and records, to discuss the affairs and accounts of the Debtor and its Subsidiaries with their officers and furnish to Agent and/or the Secured Parties such other information as any of them may reasonably request.

                 (d) Maintain at all times a ratio of consolidated current assets of Debtor and its Subsidiaries to consolidated currents liabilities of Debtor and its Subsidiaries of not less than 1.2 to 1.0. "Current assets" shall mean all assets treated as current assets in accordance with generally accepted accounting principles consistently applied. "Current liabilities" shall mean all liabilities treated as current liabilities in accordance with generally accepted accounting principles consistently applied including without limitation all obligations payable on demand or within one year after the date on which the determination is made, together with Obligations under this Agreement exclusive of any amounts outstanding under the Term Loan Notes.

                 (e) Maintain at all times consolidated tangible net worth (common stock plus preferred stock plus retained earnings plus additional paid in capital plus subordinated debt less intangible assets) in an amount not less than $9,000,000.

                 (f) Maintain at all times a ratio of the sum of (1) cash and cash equivalents plus (2) accounts receivable to current liabilities of not less than 0.3 to 1.0 all on a consolidated basis.

                 (g) Maintain at all times an excess of current assets over current liabilities each on a consolidated basis of not less than $13,500,000.

                 (h) Maintain at all times the insurance required by the Agreement and cause each Subsidiary to maintain insurance with responsible insurance companies on such of its properties in such amounts and against such risks as is customarily maintained by similar businesses.

         18. Until this Agreement has been terminated and all Obligations satisfied in full, Debtor shall not:

                 (a) Contract for, purchase or make any expenditure or commitments for, fixed or capital assets or securities or capital stock, in any fiscal year of Debtor and corresponding fiscal year of every Subsidiary which, for all such entities combined, exceeds $3,000,000 in the aggregate without the consent of Agent, which consent will not be unreasonably withheld.

                 (b) With respect to Jaco, declare or pay any cash dividends on any shares of any class of its capital stock, or apply any of its property or assets to the purchase, redemption or retirement of, or set apart any sum for the payment of dividends on, or for the purchase, redemption or other retirement of, or make any other distribution by reduction of capital or otherwise in respect of any shares of any class of its capital stock.

                 (c) Enter into any merger or consolidation or acquire all or substantially all of the assets of any person, firm, joint venture or corporation, or permit any Subsidiary so to do without Agent's prior written consent which shall not be unreasonably withheld.

                 (d) Create, incur, assume or suffer to exist any Indebtedness of Debtor and every Subsidiary which, for all such entities combined, exceeds $2,500,000 in the aggregate at any one time, other than (i) indebtedness to the Lenders under the Agreement, (ii) accounts payable and other liabilities created in the ordinary course of business but not including any liability or Indebtedness incurred in connection with the borrowing of money, (iii) liability or indebtedness incurred by Debtor in a public offering of debt securities by the Debtor, (iv) liability or indebtedness incurred by the Debtor in a private offering of debt securities by the Debtor, (v) indebtedness evidenced by liens described in clause (v) of the definition of Permitted Liens or (vi) indebtedness owing by any Debtor or Subsidiary to any other Debtor or Subsidiary. For purposes of this Paragraph 18(d), "Indebtedness" shall mean (i) all indebtedness for borrowed money or for the deferred purchase price of property, (ii) all obligations for the payment of rent or hire of property of any kind whatsoever under leases or lease arrangements which under generally accepted accounting principles are required to be capitalized, (iii) all obligations under conditional sale or other title retention agreement, and (iv) all indebtedness for borrowed money secured by any lien upon property owned by the Debtor (whether or not the holder of such indebtedness has recourse against the Debtor).

                 (e) Permit at any time the ratio of Indebtedness to Tangible Net Worth to be more than 5.0 to 1.0 for purposes of this Paragraph 18(e), "Indebtedness" shall mean consolidated total liabilities of Debtor and its Subsidiaries determined in accordance with generally accepted accounting principles consistently applied. "Tangible Net Worth" shall mean the excess of consolidated total assets of Debtor and its Subsidiaries over consolidated total liabilities of Debtor and its Subsidiaries, each to be determined in accordance with generally accepted accounting principles consistently applied, excluding however, from the determination of consolidated total assets, all assets which would be classified as intangible assets under generally accepted accounting principles, including without limitation, goodwill, patents, trademarks, trade names, copyrights and franchises.

                 (f) Permit the aggregate outstanding amount of Accounts due from Vargas, Inc., net of allowances or reserves, to exceed $1,500,000 at any one time.

         19. The occurrence of any of the following events shall constitute a default ("Event of Default") by Debtor under this Agreement:

                 (a) Debtor fails to pay any of the Obligations, excluding reasonable expenses, when due and payable or declared due and payable, and with respect to expenses, Debtor fails to pay any reasonable expense within five (5) days of when such expense is due and payable or declared due and payable; or

                 (b) Debtor fails or neglects to perform, keep or observe any term, provision, condition, warranty, representation or covenant, other than those contained in Paragraph 3, Paragraph 5, Paragraph 5A, Paragraph 17(c) through 17(g) or in Paragraph 18 hereof, contained in this Agreement or in any other instrument or document delivered pursuant hereto or in any other agreement, instrument or document under which Debtor is obligated to Agent or any of the Secured Parties, as the case may be, and such failure or neglect continues for twenty (20) days after Agent and/or any of such Secured Parties gives Debtor notice thereof; or

                 (c) Debtor fails or neglects to perform, keep or observe any term, provision, condition, warranty, representation or covenant contained in Paragraph 3, Paragraph 5, Paragraph 5A, Paragraph 17(c) through 17(g) or in Paragraph 18 hereof.

                 (d) Debtor or any guarantor, surety or other party liable upon any of the Obligations makes any false, untrue, incomplete or misleading representation, warranty, schedule, report or other communication to Agent and/or any of the Secured Parties in connection with this Agreement or any transaction relating thereto which, in any such case, is material in the reasonable judgment of Agent; or

                 (e) Debtor or any guarantor, surety or other party liable upon any of the Obligations becomes insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they mature; or

                 (f) Debtor or any guarantor, surety or other party liable upon any of the Obligations makes an assignment for the benefit of creditors, commences a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect or any successor legislation) or files a petition thereunder; or petitions or applies to any tribunal for any receiver, custodian or trustee of Debtor or any such guarantor, surety or other party or any substantial part of its property; or commences any proceeding relating to Debtor or any guarantor, surety or other party liable upon any of the Obligations, under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction whether now or hereafter in effect, or there is commenced against Debtor or any guarantor, surety or party liable on any of the Obligations any such proceeding which proceeding is not dismissed within 45 days; or Debtor or any guarantor, surety or party liable on any of the Obligations by any act indicates its consent to, approval of or acquiescence in any such proceeding or of the appointment of any receiver, custodian or trustee for Debtor or any guarantor, surety or any party liable upon any of the Obligations or any substantial part of its property; or Debtor or any guarantor, surety or party liable on any of the Obligations suffers any such custodianship, receivership or trusteeship; or

                 (g) any guarantor, surety or other party liable upon any of the Obligations shall die or become incompetent; or

                 (h) Debtor, any guarantor, surety or other party liable upon any of the Obligations shall deny or contest its liability with respect to any of the Obligations or any liability of any guarantor, surety or other party liable upon any of the Obligations with respect to any of Obligations shall be declared to be null and void; or

                 (i) Debtor shall be dissolved or liquidated or be a party to any merger or consolidation without the prior written consent of Agent.

                 (j) any guarantor, surety or party liable upon any of the Obligations shall be dissolved or liquidated or be a party to any merger or consolidation excepting only for a merger with or consolidation into Debtor or any guarantor of all of the Obligations, without the prior written consent of Agent; or

                 (k) the loss, theft, substantial damage or destruction of any material portion of the Inventory or Equipment shall occur, which is not insured as required by this Agreement; or

                 (l) any guarantor, surety or other party liable on any of the Obligations shall fail or neglect to perform, keep or observe any material term, provision, condition, covenant, warranty or representation contained in any agreement, instrument or document under which it is obligated to Agent and/or any of the Secured Parties or which it delivered to the Agent and/or any of the Secured Parties in connection herewith; or

                 (m) any judgment against the Debtor in an amount exceeding $250,000 or any and all attachments, executions, levies or restraining notices against its property having an aggregate value in excess of $250,000 remain unpaid or unstayed on appeal or undischarged, unbonded or undismissed for a period of thirty days; or

                 (n) any obligation of the Debtor for the payment of borrowed money in excess of $350,000 in the aggregate is not paid when due or within any grace period for the payment thereof or there shall occur any default in the performance or observance of any term, condition or agreement contained in such obligation or in any agreement relating thereto if the effect of such non payment or other default is to cause the holder or holders of such obligation to cause such obligation to become due prior to its stated maturity; or

                 (o) Debtor or any guarantor, surety or party liable upon any of the Obligations contests the validity, perfection or priority of Lender's first lien on the Collateral.

         20. Upon the occurrence of any of the Events of Default specified in paragraph 19 hereof, Agent on behalf of the Secured Parties shall have all the rights and remedies of a secured party under the Uniform Commercial Code and other applicable laws with respect to all Collateral in which Agent on behalf of the Secured Parties has a security interest, such rights and remedies being in addition to all of the other rights and remedies of Agent and/or the Secured Parties provided for herein. Upon the occurrence of an Event of Default specified in paragraph 19 (f) hereof, this Agreement shall automatically be terminated, there shall no longer be any outstanding commitments of the Agent and/or of any of the Lenders to make Loans hereunder, the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice, demand or presentment and the Debtor shall also provide the Agent with one or more supporting letters of credit or pay to the Agent in immediately available funds an amount equal to the then aggregate undrawn face amount of all outstanding Letters of Credit. Upon the occurrence of any other Event of Default (other than an Event of Default described in paragraph 19 (f) hereof) so long as the same shall be continuing , the Agent: (a) shall upon the direction of the Required Lenders: (i) by written notice to the Debtor, terminate this Agreement and/or declare all commitments of the Agent and the Lenders terminated, whereupon such commitments will terminate immediately and all unpaid fees hereunder will become due and payable without notice of any kind; (ii) by written notice to the Debtor, declare all or any portion of the then outstanding principal amount of the Loans and other Obligations to be due and payable, whereupon the full unpaid amount of such Loans and other Obligations which shall so be declared due and payable, shall be and become immediately due and payable, without further notice, demand or presentment and the Debtor shall also provide the Agent with one or more supporting letters of credit or pay to the Agent in immediately available funds an amount equal to the then aggregate undrawn face amount of all outstanding Letters of Credit; and/or (iii) terminate any Letter of Credit which may be terminated in accordance with its terms; and (b) shall, upon the direction of the Required Lenders and may, in its sole and absolute discretion: (i) restrict the amount of or refuse to make Loans; (ii) reduce the advance rates applicable against Collateral (used in calculating the borrowing base(s) thereof) or otherwise reduce Loans to be made in accordance with Paragraph 4 hereof; or (iii) decline to permit the issuance or renewal of Letters of Credit or the extension of the stated expiry date of any outstanding Letter of Credit. All Loans and Letters of Credit provided for herein, notwithstanding anything to the contrary contained in this Agreement, shall thereafter otherwise be in the Agent's sole discretion and the obligation of the Agent to make any Loans on behalf of the Lenders and/or to assist in establishing such Letters of Credit on behalf of the Lenders shall cease, unless such Event of Default is waived or cured to the Agent's satisfaction. Nothing contained herein, however, shall or shall be deemed to change, limit or otherwise adversely affect the right of the Agent after the occurrence of an Event of Default to pay any amount or do any act required of the Debtor hereunder or reasonably requested by the Agent to preserve, protect, maintain or enforce the Obligations, the Collateral or the security interests or liens now or hereafter held by the Agent and/or any of the Lenders, and which the Debtor fails to pay or do, all as more fully described in subparagraph 4 (c) (xii) hereof. Agent may also require the Debtor to assemble the Collateral at Debtor's expense at such place or places as the Agent designates, and Agent on behalf of and for the ratable benefit of the Secured Parties, shall have the right: (I) to remove from any premises where the same may be located any and all documents, instruments, files and records, and any receptacles or cabinets containing the same, relating to Accounts, or the Agent may use, at the Debtor's expense, such of the Debtor's personnel, supplies or space as the Debtor's places of business or otherwise, as may be necessary to properly administer and control the Accounts or the handling of collections and realizations thereon; (II) bring suit, in the name of the Debtor or the Agent, and generally shall have all other rights respecting said Accounts, including without limitation the right to accelerate or extend the time of payment, settle, compromise, release in whole or in part any amounts owing on any Accounts and issue credits in the name of the Debtor or the Agent; (III) sell, assign and deliver the Collateral and any returned, reclaimed or repossessed merchandise, with or without advertisement, at public or private sale, for cash, on credit or otherwise, at the Agent's sole option and discretion, and the Agent may bid or become a purchaser at any such sale, free from any right of redemption, which right is expressly waived by Debtor;
(IV) foreclose the security interests created herein by any available a judicial process, and to enter any premises where any inventory may be located for the purpose of taking possession of any of all of Collateral without judicial process; (V) with or without legal process and without prior notice or demand, to keep possession of the Collateral or any part thereof and to enter any premises for taking possession thereof or removing the same; and (VI) exercise any other rights and remedies provided in law, in equity, by contract or otherwise. Agent shall have the right, (x) without notice or advertisement, if the collateral to be sold is perishable or subject to rapid diminution in value or (y) upon five (5) day notice otherwise and may sell or lease or cause to be sold, leased or otherwise disposed of, any or all of such Collateral, whether in its then condition or after further preparation or processing, in the name of the Debtor or the Agent, or in the name of such other party as the Agent may designate, in one or more sales or parcels, at such price and upon such terms as Agent on behalf of the Secured Parties may deem best, and for cash or on credit, or for future delivery, without Agent and/or any of the Secured Parties assuming any credit risk and at a public or private sale as Agent may deem appropriate. Upon the occurrence of an Event of Default the Debtor agrees at the request of the Agent, to assemble the Collateral and to make it available to the Agent at the premises and facilities of the Debtor for the purpose of the Agent's taking possession of, removing or putting the Collateral in saleable form. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Agent will give Debtor reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. The requirements of reasonable notice shall be met if any such notice is mailed, postage prepaid, to Debtor's mailing address shown herein, at least ten (10) days before the time of the sale or other disposition thereof. Agent may invoice any such sale in its name or in Debtor's name, as Agent may elect, as the seller, and in such latter event such invoice may be marked payable to Agent and/or the Secured Parties. Agent and/or any of the Secured Parties may be the purchaser at any such public sale and thereafter hold the property so sold at public sale, absolutely free from any claim or right of whatsoever kind including any equity of redemption. The proceeds of sale shall be applied first to all costs and expenses of and incident to such sale, including reasonable attorneys' fees, and then to the payment of all Obligations in accordance with paragraph 4(f) of this Agreement. The Debtor agrees that the Agent has no obligation to preserve rights to the Collateral or to marshal any Collateral for the benefit of any person. Agent will return any excess proceeds to Debtor and Debtor shall remain liable for any deficiency. In no event shall prior recourse to any Accounts or other Collateral granted to or by Debtor be a prerequisite to the Agent and/or the Lenders right to payment of any Obligations due in accordance with this Agreement, including without limitation any such deficiency. All rights and remedies of the Agent and of each of the Lenders under this Agreement are cumulative and non- exclusive and shall be in addition to every other right, power and remedy provided herein or in any related agreement, instrument or document, or provided under applicable law.

The Debtor shall immediately notify the Agent in writing of any Event of Default, with a copy thereof to each Lender.

         21. This (Second Restated and Amended Loan and Security) Agreement shall (subject to compliance with the Conditions Precedent) become effective on the Closing Date hereof, without any interruption or break in continuity (as more fully described in the second paragraph hereof) and shall continue until the third anniversary of the Closing Date. Notwithstanding the foregoing: (a) upon the occurrence of an Event of Default under paragraph 19(f), this Agreement shall automatically terminate without notice and all Obligations shall immediately become due and payable; and (b) upon the occurrence of any other Event of Default, Agent may, at its option, or shall at the written request of the Required Lenders, terminate this Agreement with notice. All Obligations shall, unless and to the extent that Agent (with the consent of the Required Lenders) otherwise elects, become immediately due and payable upon any termination of this Agreement; the Debtor shall thereupon pay all Obligations to the Agent for the ratable benefit of the Lenders and the Agent may withhold any balances in the Debtor's account(s) (unless supplied with an indemnity satisfactory to the Agent) to cover all of the Debtor's Obligations, whether absolute or contingent. Until this Agreement has been terminated and all Obligations shall have been fully paid and satisfied, and notwithstanding any termination of this Agreement, Debtor shall continue to assign Accounts to Agent on behalf of the Secured Parties and turn over collections to Agent on behalf of the Secured Parties as herein provided and this Agreement shall remain in full force and effect as to, and be binding upon, Debtor, Agent and the Lenders and the Secured Parties shall retain all of their respective rights, as well as their security interests in all Collateral. Debtor may repay the facility at any time in whole or in part without premium or penalty by giving Agent on behalf of the Secured Parties sixty (60) days' written notice of such repayment provided that any such payment which results in a payment of a LIBO Rate Loan before the last date of the Interest Period with respect thereto shall be subject to the provisions of Paragraph 5(g) hereof. The period commencing with the effective date of this Agreement, through and including the effective termination date of this Agreement, determined in accordance with the preceding provisions, shall be the "Term" of this Agreement.

         The $1,500,000 Term Loan (the balance of which is, as of the Closing Date, $1,196,428.45), shall be payable, with respect to principal, as follows, subject to acceleration upon the occurrence of an Event of Default and subject to payment in full upon termination of this Agreement consecutive monthly installments of $17,857.14 commencing on September 1, 1995 and on the first day of each month thereafter with a final payment in an amount equal to the unpaid principal amount plus all accrued interest thereon. Debtor may sell such Real Property or refinance such Term Loan Notes so long as no Event of Default has occurred and is continuing, provided that there is paid to Agent for the ratable benefit of the Secured Parties the net proceeds thereof, but not less than $1,012,500 and not more than the then remaining principal amount of, plus all accrued interest on, such $1,500,000 Term Loan provided that a release of the Mortgage for a payment of less than the then outstanding balance of the $1,500,000 Term Loan shall be subject to the condition that after giving effect to such payment and the release of the Mortgage the Debtor is in compliance with the borrowing limitations set forth in Paragraph 4(a) hereof, with such amount to be applied in reduction or discharge of such $1,500,000 Term Loan. Upon such sale of the Real Property or refinancing of such $1,500,000 Term Loan, Agent on behalf of the Secured Parties shall release the Mortgage; provided, however, Agent for the benefit of the Secured Parties shall receive with respect to the Collateral, an executed mortgagee waiver on terms and conditions satisfactory to Agent from the refinancing party, if any. Such $1,500,000 Term Loan shall be subject to mandatory prepayments upon disposition of the Real Property in an amount equal to the net proceeds realized from such disposition. If the amount so paid is less than the then principal amount of the $1,500,000 Term Loan, then the monthly installments remaining on the $1,500,000 Term Loan shall be reduced, pro rata, based on the amount so paid.

         22.     (a)      This Agreement is made and is to be performed under
the laws of the State of New York and shall be governed by and construed in accordance with said laws. Debtor expressly submits and consents to the jurisdiction of any federal, state or local court, located in the State of New York, City of New York, with respect to any controversy arising out of or relating to this Agreement or any amendment or supplement thereto or to any transactions in connection therewith and Debtor hereby agrees that service of any summons or complaint or other process in any action or proceeding involving any such controversy may be made by registered or certified mail to it at the address appearing herein and service so made shall be deemed to be completed five business days after mailing; failure on the part of Debtor to appear or answer within thirty days after such mailing of such summons, complaint or process shall constitute a default entitling Agent on behalf of the Secured Parties to enter a judgment or order as demanded or prayed for therein to the extent that said court or duly authorized officer thereof may authorize or permit. DEBTOR, THE AGENT AND THE LENDERS EACH HEREBY WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR IN ANY MATTER RELATING TO THIS AGREEMENT OR THE SUBJECT MATTER HEREOF AND ANY OBJECTION OF FORUM NON CONVENIENCE OR VENUE IN ANY SUCH ACTION OR PROCEEDING. No failure or delay by Agent of any of the Secured Parties in exercising any of its powers or rights hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such power or right preclude other or future exercise thereof or the exercise of any other right or power. All of the rights, remedies and benefits of the Agent and/or of the Lenders hereunder are cumulative and not exclusive of any other rights, remedies or benefits which they may have. Every provision of this Agreement is intended to be severable; if any term or provision of this Agreement shall be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby. This Agreement shall inure to the benefit of and shall bind the respective successors and assigns of Agent, the Secured Parties and of Debtor. Any Lender including, without limitation, BNYCC in its capacity as a Lender may at any time sell, assign or transfer its Pro Rata Share of the Obligations (including without limitation Obligations arising under or with respect to all or any portion of Loans, Letters of Credit and/or the Term Loans) and its rights and duties with respect thereto, in accordance with subparagraph (c) below.

                 (b) No waiver by Agent on behalf of the Secured Parties will be effective unless in writing and shall be sent to the Debtor at the address specified herein. Except as expressly otherwise provided herein, the provisions of this Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Agent, the Required Lenders, and the Debtor, unless such amendment, modification or waiver does not adversely affect Debtor's rights hereunder, provided that, and notwithstanding anything to the contrary contained in this Agreement, without the prior written consent of all Lenders, (A) the Agreement will not be amended to: (1) increase the Aggregate Maximum Loan Amount; (2) reduce the interest rate; (3) reduce or waive any fees (other than fees to which the Agent alone may be entitled) or the repayment of any Obligations due the Lenders; (4) extend the maturity of any Obligations; (5) alter or amend this paragraph or the definitions of Required Lenders, Slow Accounts, Eligible Accounts, Eligible Inventory or the Agent's criteria for determining compliance therewith; (6) release any Collateral in excess of $1,000,000 (valued at lower of cost or market) during any fiscal year of Debtor provided, that in no event shall any Collateral be released without the prior written consent of all Lenders if the effect thereof is to cause Loans to exceed the borrowing limitations set forth in this Agreement; (7) release any Guarantor; (8) release the Mortgage (except as provided in section 21 hereof) or (9) increase the advance percentages set forth in the definitions of each of the following terms: Accounts Receivable Borrowing Base, Inventory Borrowing Base and Equipment Borrowing Base; (B) the Agent shall not make intentional Overadvances beyond the limitations set forth in Paragraph 4(d) of this Agreement and (C) upon and following an Event of Default, Agent shall endeavor to consult with Lenders with respect to any material decisions regarding the Loans, Obligations or Collateral including the enforcement of Agents rights (on behalf of such Lenders) with respect thereto.

                 (c) Any Lender may at any time assign and delegate to one or more Eligible Assignees (provided that in no event shall there be more than four entities comprising Lender at any one time) all, or any ratable part of all, of the Loans, and the other rights and obligations of such Lender hereunder, in a minimum amount of Five Million Dollars ($5,000,000); provided however, that the Debtor and the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Eligible Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Eligible Assignee, shall have been given to the Borrower, the Agent and the other Lenders by such Lender and the Eligible Assignee; and (ii) such Lender and such Eligible Assignee shall have delivered to the Borrower and the Agent an Assignment and Acceptance Agreement in the form of Exhibit C hereto, together with any note(s) subject to such assignment and the Agent shall have accepted the same in its sole discretion, which shall not be unreasonably withheld;
(iii) the assignor Lender has paid to the Agent a processing fee in the amount of $2,000; and (iv) the Eligible Assignee, in any instance in which it is a foreign person (i.e., a person other than a United States person for United States Federal income tax purposes) shall have provided to the Agent and the Borrower the forms required to demonstrate that the Lender is entitled to receive payments of principal, interest and fees under this Agreement free from withholding of United States federal income tax. From and after the date that the Agent notifies the assignor Lender that it has received and provided its consent with respect to an executed Assignment and Acceptance Agreement and payment of the above-referenced processing fee, the Eligible Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance Agreement, shall have the rights and obligations of a Lender under the Agreement; the assignor Lender shall, to the extent that rights and obligations hereunder have been assigned pursuant to such Assignment and Acceptance Agreement, relinquish its rights and be released from its obligations hereunder. Within three (3) Business Days after its receipt of notice by the Agent that it has received an executed Assignment and Acceptance Agreement and payment of the processing fee, the Debtor shall execute and deliver to the Agent, a new note or notes, if any, necessary to evidence such Eligible Assignee's assigned Loans and/or its commitment hereunder and, if the assignor Lender has retained a portion of its Loans, a replacement note or notes in the amount of its retained Loans and/or commitment hereunder (with such notes to be in exchange for, but not in payment of, the notes held by such assigning Lender). Immediately upon each Eligible Assignee's paying its processing fee under the completed and accepted Assignment and Acceptance Agreement, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Eligible Assignee and the resulting adjustment of the commitments arising therefrom. The commitment allocated to each Eligible Assignee shall reduce such commitment of the assigning Lender pro tanto.
Debtor shall not be responsible for payment or reimbursement for any fees or charges incurred by Agent or Lender solely as a result of an assignment pursuant to this Paragraph 22 unless such assignment is made at the request of Debtor.

If at any time, a Lender ("Proposed Transferor") proposes to enter into any agreement with a party ("Purchaser") pursuant to which the Proposed Transferor would sell, assign or transfer any of its Pro Rata Share of Obligations under this Agreement (other than to one or more concerns affiliated with such Proposed Transferor which such Proposed Transferor may complete without regard to this paragraph), with the result that following the completion of the transaction(s) with Purchaser, the Proposed Transferor would retain a Pro Rata Share of the Obligations under this Agreement which in the aggregate would be less than the aggregate Pro Rata Share of any other Lender following such completion, then at least ten (10) days prior to closing thereof by such Proposed Transferor it, shall notify each other Lender in writing of such proposed sale, assignment or transfer, the terms and conditions thereof including the amount thereof (the "Assignment Amount") and the proposed closing date thereof. Each of the Lenders shall have the right, and such Proposed Transferor hereby grants such right to each of the Lenders, to participate in such sale, transfer or assignment, by assigning to the Purchaser (or selling a participation to Purchaser in) each of the other Lender's Pro Rata Share of the Obligations and rights under this Agreement, in an amount equal to the electing Lender's Pro Rata Share of the Assignment Amount. Each Lender shall have five
(5) days after receipt of any such notice of sale, transfer or assignment within which to notify such Proposed Transferor in writing of its decision to participate in any such transaction in the manner indicated above. If any other Lender notifies Proposed Transferor that it will not participate in such transaction, or if any Lender fails to respond within the time frame specified in the preceding sentence, such Proposed Transferor shall be entitled to consummate the sale, transfer or assignment with the Purchaser as contemplated in its earlier notice.

Notwithstanding anything to the contrary contained herein, in the event that Agent sells and assigns to an Eligible Assignee any or all of its Loans, Agent shall use its best efforts to find an Eligible Lender to purchase and assume a pro rata share of the Loans from the other Lenders.

                 (d) Debtor may not assign or transfer any of its rights or delegate any of its duties under this Agreement without the prior written consent of the Lenders.

         23.     (a)      To the extent Debtor makes a payment, or Agent or any
of the Secured Parties receives any payment or proceeds of the Collateral for Debtor's benefit, which is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations, or part thereof intended to be satisfied, shall be revived and continue as if such payment or proceeds had not been so received.

                 (b) If any Lender shall obtain any payment, whether voluntarily or involuntarily, by setoff or otherwise, on account of the Loans made by it, or receive any collateral therefor, in an amount that exceeds that portion of all payments or Collateral obtained by any other Lender on account of the Loans, to which such other Lender would be entitled if all such payments and Collateral were allocated among the Lenders in accordance with the provisions of this Agreement, then such benefitted Lender shall purchase for cash a participation from such other Lender(s) such portion of the Loans made by them , or shall provide such other Lender(s) with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each such other Lender in accordance with their Pro Rata Shares; provided, that if all or any portion of such excess payment or benefits thereafter is recovered from such benefitted Lender, such purchase shall be rescinded and the purchase price and benefit returned by such other Lender(s) to the extent of such recovery, but without interest. Each Lender so purchasing a portion of another Lender's Loans may exercise all rights of payment (including without limitation, rights of setoff) with respect to such portion as fully as if such Lender were the direct holder of such portion.

         24. No termination of this Agreement or any guarantee of the Obligations, shall affect or impair the powers, obligations, duties, rights, warranties, representations or liabilities of the parties hereto which arose or were made prior to such termination and are stated to survive such termination.

         25. In all respects, except as expressly limited in this Agreement, the Agent is authorized to take such actions or to fail to take such actions that the Agent, in its reasonable discretion, deems to be advisable and in the best interests of the Lenders, including making Overadvances within the limitations set forth in Paragraph 4 (d) of this Agreement and upon the occurrence of an Event of Default hereunder, the termination of this Agreement and/or the exercise of any other rights or remedies hereunder, unless and until the Agent may be specifically instructed to the contrary by the Required Lenders.

         26.     (a)      Each Lender hereby irrevocably appoints and
authorizes the Agent to act as its agent hereunder with such powers as are specifically delegated to the Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement, and shall not by reason of this Agreement be a trustee for any Lender. The Agent shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document referred to or provided for herein or for any failure by the Borrower to perform any of its obligations hereunder. The Agent may employ agents and attorneys-in-fact and shall not be answerable, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Agent nor any of its directors, officers, employees, or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct.

                 (b) The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper person or persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. As to any matters not expressly provided for by this Agreement, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Lenders, and such instructions of the Required Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

                 (c) The Agent shall not be deemed to have knowledge of the occurrence of any Event of Default (other than the non-payment of principal of or interest on Loans, Letters of Credit and/or Term Loans in accordance with this Agreement), or the occurrence of any event or circumstance with which the giving of notice, the passage of time or both would constitute and Event of Default, unless the Agent has received notice from a Lender or the Debtor specifying such Event of Default, event or circumstance and stating that such notice is a "Notice of Default". In the event of any non-payment of principal of or interest on Loans, Letters of Credit and/or Term Loans in accordance with this Agreement, or in the event that the Agent receives any such Notice of Default, the Agent shall give notice thereof to the Lenders . The Agent shall (subject to subparagraph (g) below) take such action with respect to such non-payment or other Event of Default as shall be directed by the Required Lenders, provided that, unless and until the Agent shall have received such directions, the Agent may take such action, or refrain from taking such action, with respect thereto as Agent shall deem advisable in the best interests of the Lenders.

                 (d) With respect to its Maximum Loan Amount, its Pro Rata Share of the Obligations, including without limitation the Loans made by it, BNYCC in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include BNYCC in its individual capacity. The Agent and its affiliates may (without having to account therefor to any Lender) also accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Debtor (and any Subsidiaries of Debtor) as if it were not acting as the Agent, and the Agent may accept fees and other consideration from the Debtor for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

                 (e) The Lenders agree to indemnify the Agent (to the extent not reimbursed by the Debtor hereunder, but without limiting the obligations of the Debtor hereunder), ratably, based upon their respective Pro Rata Share hereunder, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other documents contemplated by or referred to herein or the transactions contemplated hereby (including, without limitation, the costs and expenses which the Debtor is obligated to pay hereunder) or the enforcement of any of the terms hereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent. Without limiting the foregoing, each Lender shall reimburse the Agent upon demand for such Lender's Pro Rata Share of any costs or out-of-pocket expenses(including reasonable attorneys fees) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights, or responsibilities under, this Agreement or any of the transactions contemplated hereby or referred to herein, to the extent that the Agent is not reimbursed for such costs or expenses by or on behalf of the Debtor and such expenses are properly chargeable to Debtor. The Obligations of the Lenders under this subparagraph shall survive the payment of all Obligations hereunder, the termination of all outstanding Letters of Credit, the termination of this Agreement and/or the resignation of the Agent.

                 (f) Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Debtor and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Agent shall not be required to keep itself informed as to the performance or observance by the Debtor of this Agreement or any other document referred to or provided for herein or to inspect the properties or books of the Debtor. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Debtor (or any of Debtor's Subsidiaries) which may come into the possession of the Agent or any of its affiliates.

                 (g) Except for action expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received the written consent of the Required Lenders and unless it shall be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

                 (h) Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Lenders. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent provided, that if such successor Agent will not be a Lender holding a share of the Loans at least equal to the share held by any other Lender, the consent of the Debtor to such appointment shall be required but shall not be unreasonably withheld. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a Lender having combined capital and surplus of not less than $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent (immediate written notice of which acceptance shall be given to the Debtor), such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation as Agent, the provisions of this paragraph 26 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

                 (i) Each and all of the provisions hereunder contained pertaining to this Paragraph 26 and any other provisions hereof pertaining to the Agent acting or refraining from acting based upon the acquiescence of the Required Lenders are matters strictly between and among the Agent, on the one hand, and the Lenders on the other hand and neither the Debtor or any other person or entity shall have or assert any rights or benefits, as a third party beneficiary or otherwise, by reason of any of such provisions.



         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto on this 13th day of September, 1995.





THE BANK OF NEW YORK                              JACO ELECTRONICS, INC.
COMMERCIAL CORPORATION
as Agent and a Lender

By: /s/ Alice Adelberg                            By: Jeffrey D. Gash
   -------------------------                          -------------------------
Title: Vice President                             Title: Vice President

Address:      530 Fifth Avenue                    Address:  145 Oser Avenue
              New York, New York  10036                     Hauppague, NY 11778
Maximum Loan Amount: $15,000,000
                     -----------


NATWEST BANK N.A.                                 NEXUS CUSTOM ELECTRONICS, INC.
as a Lender


By: /s/ Daniel J. Murray                          By: Jeffrey D. Gash
   -------------------------                          -------------------------
Title: Vice President                             Title: Vice President

Address:      100 Jericho Quadrangle              Address:  Prospect Street
              Jericho, NY 11753                             Brandon, VT 05733
Maximum Loan Amount: $15,000,000
                     -----------

                                   SCHEDULE I


                                PERMITTED LIENS

                                 SCHEDULE 3(c)


                              INVENTORY LOCATIONS

Jaco Electronics, Inc.            9900 West Sample Road
145 Oser Avenue                   Suite 404
Hauppauge, NY  11788              Coral Springs, Fl. 33065

5206 Greens Diary Road            10340 Viking Drive - Suite 115
Raleigh, NC  27604                Eden Prairie, MN  55344

10270 Old Columbia
Columbia, MD  21046

_________________________________________________________________

Jaco Overseas, Inc.               R.C. Components, Inc.
145 Oser Avenue                   1053 East Street
Hauppauge, NY  11788              Tewksbury, MA  01876

_________________________________________________________________

Micatron, Inc.
145 Oser Avenue
Hauppauge, NY  11788

_________________________________________________________________

Distel, Inc.                      17220 127th Place, N.E.
2282 Townsgate Road               Suite 300
Westlake, CA  91361               Woodinville, WA  98072

1610-A Berryessa Road             1541 Parkway Loop #A
San Jose, CA  95134               Tustin, CA  92680

4900 SW Griffith Drive
Suite 129
Beaverton, OR 97005

_________________________________________________________________

Nexus Custom Electronics, Inc.
Prospect Street
Brandon, VT  05733

_________________________________________________________________

Quality Components, Inc.
1209 North Glenville Dr.
Richardson, TX  75081

2120-A Braker Lane
Austin, Tx  78758

                                   EXHIBIT C


                      ASSIGNMENT AND ACCEPTANCE AGREEMENT

                                   EXHIBIT A


                               CONTINUANCE NOTICE

                                  EXHIBIT B-1


                           $2,500,000 TERM LOAN NOTE

                                  EXHIBIT B-2


                           $2,500,000 TERM LOAN NOTE

                                  EXHIBIT B-3


                           $1,500,000 TERM LOAN NOTE

                                  EXHIBIT B-4


                           $1,500,000 TERM LOAN NOTE

                                  EXHIBIT B-5


                           $598,214.23 TERM LOAN NOTE

                                  EXHIBIT B-6


                           $598,214.23 TERM LOAN NOTE